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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ESPERION THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 18, 2019

To Our Stockholders:

        You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Esperion Therapeutics, Inc. on Wednesday, May 29, 2019, at 8:00 a.m. Eastern Time (the "Annual Meeting") to be held as a virtual meeting, at which you will be able to attend, vote and submit your questions, at www.virtualshareholdermeeting.com/ESPR2019.

        The Notice of 2019 Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting and information you should consider when you vote your shares.

        At the Annual Meeting, the agenda includes (1) the election of two directors, (2) the approval, by non-binding advisory vote, of the compensation of our named executive officers, (3) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and (4) to transact any other business that properly comes before the Annual Meeting. The Board of Directors unanimously recommends that you vote FOR the election of each director nominee, FOR the advisory resolutions approving the compensation of our named executive officers, and FOR the ratification of the appointment of Ernst & Young LLP.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

        On behalf of our Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Esperion Therapeutics, Inc. I look forward to speaking with as many of our stockholders as possible at the Annual Meeting.

Sincerely,

Tim M. Mayleben President and Chief Executive Officer

Esperion Therapeutics, Inc.
3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TIME:	8:00 a.m., Eastern Time, on Wednesday, May 29, 2019
PLACE:	Virtually at www.virtualshareholdermeeting.com/ESPR2019, where you can attend the meeting and submit your questions during the meeting.
PURPOSES:

•

To elect two Class III directors, Scott Braunstein, M.D. and Jay P. Shepard to hold office until the 2022 Annual Meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

• To approve, on a non-binding advisory basis, the compensation of our named executive officers;
• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
• To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).
RECORD DATE:	Stockholders of record at the close of business on April 1, 2019 are entitled to vote at the Annual Meeting of Stockholders.
VOTING BY PROXY:
If you cannot attend the Annual Meeting of Stockholders, you may vote your shares via the Internet or by telephone by following the instructions on your proxy card and on www.proxyvote.com, or by signing, voting and returning the proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice and in this Proxy Statement. If you attend the Annual Meeting, you may vote directly even if you have previously voted via the Internet, by telephone or by returning your proxy card.

By Order of the Board of Directors,

Richard B. Bartram Corporate Secretary Ann Arbor, Michigan April 18, 2019

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

        We are furnishing proxy materials to our stockholders primarily via the Internet. On April 18, 2019, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our 2018 Annual Report. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. Other stockholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

        A copy of our Proxy Statement and our 2018 Annual Report are also available on the Internet at http://investor.esperion.com/financials.cfm.

        Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting, and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

ATTENDING THE ANNUAL MEETING

Attending and participating via the Internet:

  •
  any stockholder as of the record date can attend the 2019 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/ESPR2019

  •
  webcast starts at 8:00 a.m. Eastern Time on May 29, 2019

  •
  stockholders may vote and submit questions while attending the Annual Meeting on the Internet

  •
  instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ESPR2019

        Anyone can view the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/ESPR2019.

        Webcast replay of the Annual Meeting will be available until May 28, 2020.

QUESTIONS

For questions regarding	Contact

• Annual Meeting
• stock ownership	Esperion Investor Relations:
• voting	734-887-3903

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2019

GENERAL INFORMATION

        Our Board of Directors (the "Board") solicits your proxy on our behalf for the 2019 Annual Meeting of Stockholders (the "Annual Meeting") and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2019 Annual Meeting of Stockholders (the "Notice"). The Annual Meeting will be held at 8:00 a.m. Eastern Time on May 29, 2019, virtually at www.virtualshareholdermeeting.com/ESPR2019. This Proxy Statement is scheduled to be sent or made available to stockholders on or about April 18, 2019.

        In this Proxy Statement the terms "Esperion," "the company," "we," "us," and "our" refer to Esperion Therapeutics, Inc. The mailing address of our principal executive offices is Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108.

Record Date	April 1, 2019.
Quorum	A majority of the shares of all issued and outstanding stock entitled to vote on the record date must be present in person or represented by proxy to constitute a quorum.
Shares Outstanding	26,908,202 shares of common stock outstanding as of April 1, 2019.
Voting	There are four ways a stockholder of record can vote:
(1) By Internet: You may vote over the Internet by following the instructions provided in the Notice or, if you receive your proxy materials by U.S. mail, by following the instructions on the proxy card.
(2) By Telephone: If you receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on the proxy card.
(3) By Mail: If you receive your proxy materials by U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.

(4) Directly at the Annual Meeting: If you are a stockholder as of the record date, you may vote directly at the meeting by going to www.virtualshareholdermeeting.com/ESPR2019 and using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting directly at the meeting. Voting directly at the Annual Meeting will revoke and replace any previous proxies or voting instructions submitted.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on May 28, 2019. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.
If you hold your shares through a bank or broker, please follow their instructions.
Revoking Your Proxy
Stockholders of record may revoke their proxies by attending the Annual Meeting and voting directly at the meeting, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.
Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the Annual Meeting:
For Proposal One, the election of directors, the two nominees receiving the plurality of votes entitled to vote and cast will be elected as directors.

For Proposal Two, a majority of the shares properly cast for and against such matter is necessary for the approval of the non-binding advisory resolution to approve the compensation of our named executive officers.

For Proposal Three, an affirmative vote of a majority of the shares properly cast for and against such matter, directly or represented by proxy, and voting on such matter is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Effect of Abstentions and Broker Non-Votes	Abstentions with respect to and votes withheld from any nominee, and "broker nonvotes" (i.e. where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. With respect to the election of directors, you may vote "for" or "withhold" authority to vote for each of the nominees. Shares voting "withheld" have no effect on the election of directors. With respect to the proposals to approve the advisory vote on the compensation of our named executive officers and the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, you may vote "for", "against" or "abstain" from such proposal. Abstentions are not counted as votes cast and thus will have no effect on such proposals.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Three, the ratification of the appointment of Ernst & Young LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors or the proposal to approve the advisory vote on the compensation of our named executive officers, unless you affirmatively provide the broker instructions on how to vote. "Broker non-votes" are not counted as votes cast and will have no effect on the outcome of such proposals.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote FOR the election of the nominees for director, FOR the approval of the advisory resolution on the compensation of our named executive officers and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.
Voting Results
We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Additional Solicitation/Costs
We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out- of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

PROPOSAL ONE
ELECTION OF CLASS III DIRECTORS

Number of Directors; Board Structure

        Our Board is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the Annual Meeting of stockholders for a term of three years. The term of the Class III directors expires at the Annual Meeting. The term of the Class I directors expires at the 2020 Annual Meeting and the term of the Class II directors expires at the 2021 Annual Meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.

Nominees

        Based on the recommendation of the nominating and corporate governance committee of our Board, our Board has nominated Scott Braunstein, M.D. and Jay P. Shepard for election as Class III directors to serve for three-year terms ending at the 2022 Annual Meeting or until their successors are elected and qualified. Each of the nominees is a current member of our Board and has consented to serve if elected.

        Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received "for" the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

        The biographies of each of the nominees and continuing directors below contain information regarding each such person's service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to determine that the person should serve as a director of the company. In addition to the information presented below regarding each such person's specific experience, qualifications, attributes and skills that led the Board and its nominating and corporate governance committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. Finally, we value our directors' experience in relevant areas of business management and on other boards of directors and board committees.

        Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with the company and who are otherwise "independent" directors under the published listing requirements of the NASDAQ Stock Market.

Nominees for Election for a Three-Year Term Ending at the 2022 Annual Meeting

        Scott Braunstein, M.D., 55, became a member of our Board in June 2015. Dr. Braunstein is currently an Operating Partner at Aisling Capital, a private investment firm, and previously served as the Chief Operating Officer, Senior Vice President of Strategy and Corporate Development, and Chief Strategy Officer at Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) from 2015 to 2018. Dr. Braunstein served as a healthcare portfolio manager at Everpoint Asset Management from 2014 through 2015. Previously, from 2002 to 2014, he worked in various positions at JP Morgan Asset Management, a division of JPMorgan Chase & Co. (NYSE: JPM), most recently as a managing director, senior portfolio manager for the JPM Global Healthcare Fund, and the JPM asset global equity analyst for the U.S. pharmaceutical and biotechnology industry. Prior to that, he worked at Deutsche Bank from 2000 to 2002 as a health care equity sales specialist and as vice president of operations at Defined Healthcare from 1999 to 2000. Dr. Braunstein currently serves as director of ArTara Therapeutics, Constellation Pharmaceuticals (NASDAQ: CNST), Marinus Pharmaceuticals (NASDAQ: MRNS), SiteOne Therapeutics, Trevena (NASDAQ: TRVN) and Ziopharm Oncology (NASDAQ: ZIOP). He is board certified in Internal Medicine, having completed his residency at the New York Hospital-Cornell Medical Center, and achieved the title of assistant clinical professor of medicine at Columbia University Medical Center. Dr. Braunstein earned his bachelor degree from Cornell University and his medical degree from the Albert Einstein College of Medicine at Yeshiva University. We believe that Dr. Braunstein is qualified to serve as a member of our Board based on his broad experience in the industry in which we operate.

        Jay P. Shepard, 61, was appointed to our Board in May 2018. Mr. Shepard has served as the President and Chief Executive Officer of Versartis, Inc. since May 2015, and previously served as Executive Chairman of the Versartis, Inc. Board of Directors from December 2013 to 2015. Versartis merged with Aravive Biologics in 2018 and Mr. Shepard continues to serve as Chief Executive Officer. From 2008 to 2015, Mr. Shepard was the Executive Partner at Sofinnova Ventures. Previously, he was the President and Chief Executive Officer of NextWave Pharmaceuticals (acquired by Pfizer), President and Chief Executive Officer of Ilypsa (acquired by Amgen), interim President and Chief Executive Officer of Relypsa (Ilypsa's spin-out company, which was acquired by Galencia), and Vice President of Commercial Operations at Telik and Oncology Business Unit Head of Alza Pharmaceuticals (Alza was acquired by Johnson & Johnson). He has over 35 years of experience in the pharmaceutical, biotechnology and drug delivery arenas, and has participated in or led over 16 product launches by preparing markets and establishing sales and marketing operations. Mr. Shepard also serves as a board member of Aravive, Inc., the Christopher & Dana Reeve Foundation, and the Santa Clara University Entrepreneurial School. Mr. Shepard holds a B.S. in business administration from the University of Arizona. We believe that Mr. Shepard is qualified to serve as a member of our Board based on his substantial experience supporting the launch and commercialization of biopharmaceutical products.

Directors Continuing in Office Until the 2020 Annual Meeting

        Daniel Janney, 53, has served as a member of our Board since November 2012. Mr. Janney is a Managing Director at Alta Partners, a life sciences venture capital firm, which he joined in 1996. Prior to joining Alta, from 1993 to 1996, he was a Vice President in Montgomery Securities' healthcare and biotechnology investment banking group, focusing on life sciences companies. Mr. Janney is a director of a number of companies including Allakos Inc. (NASDAQ: ALLK), Evolve Biosystems, Inc., Krystal Biotech (NASDAQ: KRYS), Prolacta Bioscience, Inc. and Sutro Biopharma. He holds a Bachelor of Arts in History from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles. We believe Mr. Janney's experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry qualifies him to serve as a member of our Board.

        Tim M. Mayleben, 58, has served as our President and Chief Executive Officer since December 2012 and as a member of our Board since February 2010. Prior to joining Esperion, Mr. Mayleben was President, CEO and a director of Vericel Corporation (NASDAQ: VCEL) (formerly Aastrom Biosciences). Previously, Mr. Mayleben was President, Chief Operating Officer and a director of

NightHawk Radiology Holdings, Inc. Prior to joining Nighthawk, he was the COO of the original Esperion, until its acquisition by Pfizer in 2004. Mr. Mayleben is an advisor to, investor in, and member of the board of directors of several life science companies, including Kaléo Pharma and Marinus Pharmaceuticals (NASDAQ: MRNS) as well as the Wolverine Venture Fund. Mr. Mayleben previously served as a director of Loxo Oncology, Inc. (NASDAQ: LOXO) prior to its acquisition by Eli Lilly. Mr. Mayleben earned an M.B.A., with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a B.B.A. from the University of Michigan, Ross School of Business. We believe that Mr. Mayleben's experience working in the life sciences industry, including over a decade of experience as an executive officer of several life sciences companies, qualifies him to serve as a member of our Board.

        Mark E. McGovern, M.D., FACC, FACP, 66, became a member of our Board in February 2014. Dr. McGovern is a board-certified cardiologist with over 20 years of experience developing lipid regulating therapies, and since 2007, has served as a consultant to the pharmaceutical industry in cardiovascular and lipid regulation. Dr. McGovern spent 10 years, from 1997 to 2007, at Kos Pharmaceuticals, where he last served as Executive Vice President, Medical Affairs, and Chief Medical Officer, prior to its acquisition by Abbott Laboratories. Prior to joining Kos Pharmaceuticals, Dr. McGovern spent 11 years at Bristol-Myers Squibb (NYSE: BMY), from 1986 to 1997, in various capacities, including Executive Director, Heart Failure and Atherosclerosis Clinical Research. Dr. McGovern earned his Bachelor's degree summa cum laude from Princeton University and his medical degree from the University of Vermont. Dr. McGovern is a Fellow of the American College of Cardiology and the American College of Physicians, and has published extensively on lipid management and its role in the treatment of coronary heart disease. We believe Dr. McGovern is qualified to serve as a member of our Board based on his broad experience in the industry in which we operate and his expertise in lipid regulating therapies.

Directors Continuing in Office Until the 2021 Annual Meeting

        Jeffrey Berkowitz, J.D., 53, was appointed to our Board in December 2017. Mr. Berkowitz is currently the Chief Executive Officer of Real Endpoints. Mr. Berkowitz served as the former executive vice president of Optum, Inc., a health services platform business of UnitedHealth Group, Inc., between 2016 and 2017. From 2010 to 2015, he was executive vice president and president of Pharma and Global Market Access with Walgreens Boots Alliance, Inc., a global pharmacy-led, health and well-being enterprise, where he was responsible for generic and branded procurement, specialty pharmacy, and inventory management and oversaw relationships with pharmaceutical companies as well as pricing and reimbursement strategies with all payer segments. In addition, Mr. Berkowitz served as president of Walgreens Boots Alliance Development, GmbH, a joint venture between Walgreens Co. and Alliance Boots located in Switzerland; and has held a variety of senior executive positions with increasing responsibility in market access, sales and marketing with Merck and Schering-Plough as well as serving as a healthcare attorney at Proskauer, LLP. Mr. Berkowitz has served on the board of directors of Infinity Pharmaceuticals (NASDAQ: INFI) since 2014 and the board of directors of H. Lundbeck A/S since March 2018. Mr. Berkowitz earned his B.A. in political science from Union College in Schenectady, N.Y., and his J.D. from Brooklyn Law School in Brooklyn, N.Y. We believe that Mr. Berkowitz is qualified to serve as a member of our Board based on his substantial experience in global pharmaceutical development, commercialization and market access.

        Antonio M. Gotto Jr., M.D., D.Phil., 83, has served as a member of our Board since January 2014. Dr. Gotto currently serves as Dean Emeritus and Provost for Medical Affairs Emeritus and as a member of the Board of Overseers of the Joan and Sanford I. Weill Medical College of Cornell University, and is currently a consultant to Cornell University and Weill Cornell Medicine. From January 1997 to December 2011, he served as the Stephen and Suzanne Weiss Dean of the Joan and Sanford I. Weill Medical College of Cornell University and Provost for Medical Affairs of Cornell

University. Previously, Dr. Gotto served as J.S. Abercrombie Chair of Atherosclerosis and Lipoprotein Research and Chairman and Professor of the Department of Medicine at Baylor College of Medicine and Methodist Hospital. Dr. Gotto is a member of the Institute of Medicine of the National Academy of Sciences and a Fellow of the American Academy of Arts and Sciences. Dr. Gotto is also a past president of the International Atherosclerosis Society and a past president of the American Heart Association. Dr. Gotto holds a B.A. degree from Vanderbilt University, a D.Phil. degree in Biochemistry from Oxford University in England, where he was a Rhodes Scholar, and an M.D. degree from Vanderbilt University School of Medicine. He completed his residency training at Massachusetts General Hospital in Boston, Massachusetts. Dr. Gotto was a member of the board of directors of Aegerion Pharmaceuticals, Inc. until December 2, 2016, when it merged to form Novelion Therapeutics, Inc. (NASDAQ: NVLN). We believe that Dr. Gotto is qualified to serve as a member of our Board based on his broad industry experience and expertise in lipid disorders.

        Nicole Vitullo, 61, has served as a member of our Board since April 2008 and as our lead independent director since December 2015. Ms. Vitullo joined Domain Associates, LLC, a venture capital firm with an exclusive focus on life sciences, in 1999 and became a Partner in 2004. From 1992 to 1999, Ms. Vitullo was Senior Vice President at Rothschild Asset Management, Inc. Ms. Vitullo is a director of a number of companies including Achillion Pharmaceuticals, Inc. (NASDAQ: ACHN), Antios Therapeutics, Marinus Pharmaceuticals, Inc. (NASDAQ: MRNS) and Celtaxsys Inc. She previously served on the boards of Celator Pharmaceuticals (acquired by Jazz Pharmaceuticals), Durata Therapeutics (acquired by Actavis PLC), VentiRx Pharmaceuticals (acquired by Celgene, Inc.), Calixa Therapeutics (acquired by Cubist Pharmaceuticals), Cerexa (acquired by Forest Laboratories), Onyx Pharmaceuticals and Cotera, Inc. Ms. Vitullo received a B.A. and an M.B.A. from the University of Rochester. We believe Ms. Vitullo's experience working with and serving on the boards of directors of life sciences companies and her experience working in the venture capital industry qualifies her to serve as a member of our Board.

Directors Departing Office Following the Annual Meeting

        The term of each of Drs. Goldstein and Newton as a director will conclude at the Annual Meeting, and they have not been nominated by the Board for election to a new three-year term at the Annual Meeting.

        Dov A. Goldstein, M.D., 51, has served as a member of our Board since April 2008. Dr. Goldstein is the former Chief Financial Officer of Schrödinger Therapeutics. From 2014 to 2017 he was a Managing Partner at Aisling Capital, a private investment firm. He previously served as a Partner of Aisling Capital from 2008 to 2014, and from 2006 to 2008, he was a Principal at Aisling Capital. From June 2014 to January 2015, he served as Chief Financial Officer of Loxo Oncology, Inc. (NASDAQ: LOXO). From 2000 to 2005, Dr. Goldstein was Chief Financial Officer of Vicuron Pharmaceuticals, Inc. before its acquisition by Pfizer Inc. From 1998 to 2000, Dr. Goldstein was Director of Venture Analysis at HealthCare Ventures, a privately held investment fund. Dr. Goldstein is a director of ADMA Biologics, Inc. (NASDAQ: ADMA). He previously served as a member of the board of directors of Cempra Pharmaceuticals, Inc. (merged with Melinta Therapeutics), Durata Therapeutics (NASDAQ: DRTX) from December 2009 until May 2013, and of Loxo Oncology (NASDAQ: LOXO) from July 2013 to October 2014. He holds a B.S. in biology from Stanford University, an M.D. from the Yale School of Medicine and an M.B.A. from the Columbia Business School.

        Roger S. Newton, Ph.D., FAHA, FACN, 68, has served as a member of our Board since April 2008 and is a fellow of the American Heart Association and the American College of Nutrition. Dr. Newton was previously our Executive Chairman and Chief Scientific Officer from 2012 to December 2016 and President and Chief Executive Officer from our founding in 2008 to December 2012. Prior to joining our company, he was Senior Vice President, Pfizer Global R&D from 2004 to 2008. He was a

Co-founder, President and CEO of the original Esperion from July 1998 until its acquisition by Pfizer in 2004. Prior to founding the original Esperion, Dr. Newton was Chairman of the Atherosclerosis Drug Discovery Team at Warner Lambert from 1981 to 1998. Dr. Newton is a director of a number of companies including Celsee Diagnostics (previously DeNovo Biosciences, Inc.) and Juventas Therapeutics, Inc. He is also a member of the Technology Advisory Boards of Arboretum Ventures and FirstSense Medical, LLC. Dr. Newton has a Ph.D. in nutrition from the University of California, Davis, a Master of Science degree in nutritional biochemistry from the University of Connecticut, and a Bachelor of Science degree in biology from Lafayette College.

EXECUTIVE OFFICERS

        The following table presents our current executive officers, their respective positions, and their respective ages as of March 20, 2019. Biographical information pertaining to Mr. Mayleben, who serves as both a director and an executive officer, can be found in the section entitled "Proposal One, Election of Class III Directors."

Name	Age	Position
Tim M. Mayleben	58	President and Chief Executive Officer
Richard B. Bartram	37	Chief Financial Officer
Mark Glickman	53	Chief Commercial Officer

        Richard B. Bartram has served as our Chief Financial Officer since January 2018. Previously, he served as our Vice President, Finance, from 2015, and as our Controller between February 2013 and January 2015. Prior to joining Esperion, Mr. Bartram served as Assurance Manager with PricewaterhouseCoopers where he held various positions of increasing responsibility over almost eight years with the firm. Mr. Bartram earned both Master's and Bachelor's degrees in accounting from Michigan State University and is a Certified Public Accountant in the state of Michigan.

        Mark Glickman has served as our Chief Commercial Officer since April 2018. Prior to joining Esperion, Mr. Glickman served as the Chief Commercial Officer at Aralez Pharmaceuticals Inc. from June 2016 to March 2018 where he led the commercial activities for the company. From June 2015 to February 2016, Mr. Glickman was the Chief Commercial Officer of POZEN Inc., which was combined with Tribute Pharmaceuticals Canada Inc. to form Aralez Pharmaceuticals. Mr. Glickman previously served as Executive Vice President of Sales and Marketing for Auxilium Pharmaceuticals, a specialty biopharmaceutical company, from February 2012 to March 2015. From February 2009 to February 2012, he served as Vice President in the medical device division at Otsuka America Pharmaceutical, Inc., a pharmaceutical and medical device company and a subsidiary of Otsuka America, Inc. Prior to Otsuka, Mr. Glickman served as Senior Vice President of Sales and Marketing at Oscient Pharmaceuticals Corp., a commercial-stage pharmaceutical company, from September 2007 to September 2009. Before joining Oscient, from May 2007 to September 2007, Mr. Glickman served as Vice President of Sales at Bayer Healthcare's Diabetes Care Division. From 2001 to 2007, he held various positions at Kos Pharmaceuticals, including Director of Marketing, Regional Sales Director and Vice President of Sales. Mr. Glickman started his pharmaceutical career at Bristol-Myers Squibb where he was responsible for the marketing of cardiovascular products, including the blockbuster Plavix. Mr. Glickman holds a Master of Business Administration degree from New York University.

CORPORATE GOVERNANCE

Board Independence

        Our Board has determined that all members of the Board, with the exception of Mr. Mayleben, Mr. Berkowitz and Dr. Newton, are independent, as determined in accordance with the rules of the NASDAQ Stock Market. In making such independence determination, the Board considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board considered the association of our directors with the holders of more than 5% of our common stock. The composition and functioning of our Board and each of our committees complies with all applicable requirements of the NASDAQ Stock Market and the rules and regulations of the Securities and Exchange Commission (the "SEC"). There are no family relationships among any of our directors or executive officers.

        At least annually, the Board will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director's ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board will make an annual determination of whether each director is independent within the meaning of NASDAQ's, the SEC's, and our applicable committees' independence standards.

Involvement in Certain Legal Proceedings

        None of our officers or directors have, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto or been subject to any of the items set forth under Item 401(f) of Regulation S-K, other than Mr. Glickman who was formerly the Chief Commercial Officer at Aralez Pharmaceuticals Inc. (Aralez) from June 2016 to March 2018. Subsequent to Mr. Glickman's departure, Aralez filed for a voluntary bankruptcy on August 10, 2018. Mr. Glickman fulfilled all obligations under his separation agreement prior to Aralez filing for voluntary bankruptcy.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those employees responsible for financial reporting. The current version of the Code of Business Conduct and Ethics is available on our website at http://investor.esperion.com/corporate-governance.cfm. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, Attention: Chief Financial Officer. We intend to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website (available at http://www.esperion.com) and/or in our public filings with the SEC.

Corporate Governance Guidelines

        The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, NASDAQ and our certificate of incorporation and bylaws. Our corporate governance guidelines are available in the corporate governance section of our website at http://investor.esperion.com/corporate-governance.cfm. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Board and Committee Meetings

        The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring their approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. During 2018, the Board held 11 meetings and acted by unanimous written consent once. The Board has three standing committees:

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  the audit committee, which held four meetings in 2018;

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  the compensation committee, which held 13 meetings and acted by unanimous written consent one time in 2018; and

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  the nominating and corporate governance committee, which held four meetings in 2018.

        Each of the incumbent directors of the Board attended at least 75% of the aggregate of all meetings of the Board and all meetings of committees of our Board upon which they served (during the periods that they served) during 2018. The Board of Directors regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under NASDAQ and SEC rules.

Annual Meeting Attendance

        It is our policy that members of our Board are encouraged to attend annual meetings of our stockholders. Five of our directors at the time of our 2018 Annual Meeting of stockholders attended that meeting.

Committees

        Our bylaws provide that the Board may delegate responsibility to committees. The Board has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The Board has also adopted a written charter for each of the three standing committees. Each committee charter is available in the corporate governance section of our website at http://investor.esperion.com/corporate-governance.cfm.

Audit Committee

        Mr. Janney and Drs. Braunstein and Goldstein currently serve on the audit committee, which is chaired by Dr. Braunstein. Effective as of our Annual Meeting, our audit committee will consist of Dr. Braunstein, Mr. Janney and Mr. Shepard, and will be chaired by Dr. Braunstein. Our Board has determined that each member of the audit committee is "independent" for audit committee purposes as that term is defined in the applicable rules of the SEC and the NASDAQ Stock Market. Our Board of Directors has designated Dr. Braunstein as the "audit committee financial expert," as defined under the applicable rules of the SEC. The audit committee's responsibilities include:

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  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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  approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

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  reviewing the internal audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

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  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

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  reviewing the adequacy of our internal control over financial reporting;

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  establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

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  recommending, based upon the audit committee's review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

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  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

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  preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

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  reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

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  reviewing quarterly earnings releases.

Compensation Committee

        Mr. Berkowitz, Mr. Shepard and Ms. Vitullo currently serve on the compensation committee, which is chaired by Mr. Shepard. Our Board has determined that each member of the compensation committee, with the exception of Mr. Berkowitz, is "independent" as that term is defined in the applicable NASDAQ Stock Market rules, and is "non-employee director" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Mr. Berkowitz is currently serving as a non-independent member of this committee pursuant to the exceptional and limited circumstances exemption under NASDAQ Rule 5605(d)(2)(B). NASDAQ Rule 5605(d)(2)(B), which permits one non-independent director to serve on the Compensation Committee, if it is comprised of at least three members, for a period of up to two years if the Board of Directors has determined that such service is in the best interests of our company and our stockholders under exceptional and limited circumstances.

        Mr. Berkowitz has served on our Board of Directors since December 2017 and on the Compensation Committee since August 2018. In September 2018, Mr. Berkowitz became the chief executive officer of Real Endpoints, a third-party consultant that we engaged in the years 2015, 2017 and 2018, to provide us with market research and related services. In connection with our engagement, we made payments in 2017 and 2018 for work performed by Real Endpoints prior to Mr. Berkowitz's joining, in amounts that exceeded the greater of $200,000 or 5% of its consolidated gross revenues for those years. Even though we had no involvement in Mr. Berkowitz's joining Real Endpoints as chief executive officer, the payments we made to Real Endpoints were related to historical work performed prior to Mr. Berkowitz's joining Real Endpoints, and our engagement of Real Endpoints was completed prior to Mr. Berkowitz's joining Real Endpoints, Mr. Berkowitz is nevertheless deemed not to be an independent director under NASDAQ Listing Rule 5605(a)(2)(D).

        We believe that due to Mr. Berkowitz's executive and managerial experience in the industry in which we operate, as well as his expertise in global pharmaceutical development, commercialization and market access, he is uniquely positioned to assist the Board in assessing the compensation of our executives and senior leadership, administering our equity incentive plans, overseeing the work of our compensation consultants and to otherwise serve on the Compensation Committee. Therefore, pursuant to NASDAQ List Rule 5605(d)(2)(B), our Board of Directors has determined that it is in the best interests of our company and our stockholders for Mr. Berkowitz to serve as a member of the Compensation Committee. We rely on the exceptional and limited circumstances exemption to allow for Mr. Berkowitz's continued service on the Compensation Committee.

        The compensation committee's responsibilities include:

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  annually reviewing and approving corporate goals relevant to the compensation of our Chief Executive Officer ("CEO");

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  evaluating the performance of our CEO in light of such corporate goals and determining the compensation of our CEO;

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  reviewing and approving the compensation of our other executive officers;

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  reviewing and establishing our overall management compensation philosophy and policy;

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  overseeing and administering our compensation and similar plans;

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  evaluating and assessing potential and current compensation advisers in accordance with the independence standards identified in the applicable NASDAQ Stock Market rules;

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  retaining and approving the compensation of any compensation advisers;

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  reviewing and approving our policies and procedures for the grant of equity based awards;

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  reviewing and making recommendations to our Board with respect to the compensation of our non-employee directors;

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  preparing the compensation committee report to accompany our Compensation Discussion and Analysis; and

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  reviewing and discussing with management the compensation disclosure required to be included in our Annual Report on Form 10-K or definitive proxy statement.

Nominating and Corporate Governance Committee

        Drs. Gotto and McGovern and Ms. Vitullo currently serve on the nominating and corporate governance committee, which is chaired by Ms. Vitullo. Our Board has determined that each member of the nominating and corporate governance committee is "independent" as that term is defined in the applicable NASDAQ Stock Market rules. The nominating and corporate governance committee's responsibilities include:

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  developing and recommending to the Board of Directors criteria for Board and committee membership;

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  establishing procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;

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  identifying individuals qualified to become members of the Board;

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  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

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  developing and recommending to the Board a set of corporate governance guidelines; and

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  overseeing the evaluation of the Board and management.

        Our Board may establish other committees from time to time.

Identifying and Evaluating Director Nominees

        The Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

        Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board's approval as director nominees for election to the Board.

Minimum Qualifications

        The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board's selection as nominees for the Board and as candidates for appointment to the Board's committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

        In evaluating proposed director candidates, the nominating and corporate governance committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board.

Stockholder Recommendations

        Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual's name and qualifications to our Secretary at

Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder Communications

        The Board provides to every securityholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for securityholder communication. For a securityholder communication directed to the Board of Directors as a whole, securityholders may send such communication to the attention of the Lead Independent Director of the Board via U.S. Mail or Expedited Delivery Service to: Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, Attn: Lead Independent Director.

        For a securityholder communication directed to an individual director in his or her capacity as a member of the Board, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, Attn: [Name of Individual Director].

        We will forward by U.S. Mail any such securityholder communication to each director, and the Lead Independent Director of the Board in his or her capacity as a representative of the Board, to whom such securityholder communication is addressed to the address specified by each such director and the Lead Independent Director of the Board, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure

        The positions of our Executive Chairman of the Board and Chief Executive Officer have historically been separated at Esperion. We do not currently have an Executive Chairman or Chairman of the Board.

        Since July 2015, Nicole Vitullo has served as our lead independent director. As the lead independent director, Ms. Vitullo is responsible for coordinating the activities of the independent directors. Among other things, the lead independent director has the following specific responsibilities:

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  presiding at all executive sessions of independent directors;

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  serving as liaison between the Chief Executive Officer of the Board and the independent directors;

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  approving information sent to the Board;

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  approving Board meeting agendas;

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  approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

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  having the authority to call meetings of the independent directors of the Board; and

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  if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

Board's Role in Risk Oversight

        Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company's business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

        Each of our Board committees also oversees the management of our company's risk that falls within the committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board regarding these activities. The compensation committee also plays a role in that it is charged, in overseeing our overall compensation programs, with assessing whether these compensation programs create risks that are reasonably likely to have a material adverse effect on us.

Risks Related to Compensation Policies and Practices

        In establishing and reviewing our compensation philosophy and programs, our compensation committee considers whether such programs encourage unnecessary or excessive risk taking. We believe that our executive and other compensation programs do not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

PROPOSAL TWO
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        Our Board is committed to excellence in governance. As part of this commitment, and as required by Section 14A(a)(1) of the Exchange Act, our Board is providing our stockholders with an opportunity to cast a non-binding advisory vote on the compensation of our named executive officers.

        As described below under "Executive Officer and Director Compensation—Compensation Discussion and Analysis," we have developed a compensation program that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. The executive compensation program is designed to reward short-term and long-term performance and to align the financial interests of our executive officers with the interests of our stockholders. We believe our executive compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.

        We are asking for stockholder approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which includes the disclosures in the "Executive Officer and Director Compensation" and "Compensation Discussion and Analysis" sections below, the compensation tables and the narrative discussion following the compensation tables in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. For the reasons discussed above, our Board unanimously recommends that our stockholders vote in favor of the following resolution:

          "RESOLVED, that the Company's stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, Summary Compensation Table and the other compensation related tables and disclosure."

        As this vote is advisory, it will not be binding upon our Board or the compensation committee and neither our Board nor the compensation committee will be required to take any action as a result of the outcome of this vote. However, the Board and the compensation committee value the opinion of our stockholders and the compensation committee will carefully consider the outcome of this vote when evaluating our executive compensation policies and practices and making future compensation decisions.

Vote Required

        For approval, this proposal must receive the affirmative vote of the majority of shares properly cast on the proposal. Abstentions and broker non-votes will have no effect on Proposal Two.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADVISORY RESOLUTION APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION.

 PROPOSAL THREE
RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2019, and we are asking you and other stockholders to ratify this appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2008.

        The audit committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification the appointment of Ernst & Young LLP. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young LLP, we will review our future appointment of Ernst & Young LLP.

        We expect that a representative of Ernst & Young LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        We have adopted a policy on under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed below. The audit committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

        In addition, in the event time constraints require pre-approval prior to the audit committee's next scheduled meeting, the audit committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the audit committee at its next scheduled meeting.

Audit Fees

        The following table sets forth the fees billed by Ernst & Young LLP for audit, audit-related, tax and all other services rendered for 2018 and 2017:

Fee Category	2018	2017
Audit Fees	$321,250	$414,975
Audit-Related Fees	—	—
Tax Fees	23,200	21,800
All Other Fees	—	—

Total	$344,450	$436,775

        Audit Fees.    Consist of aggregate fees for professional services provided in connection with the annual audit of our financial statements, the review of our quarterly condensed financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

        Audit-Related Fees.    Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under "Audit Fees".

        Tax Fees.    Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

        All Other Fees.    Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

        The audit committee pre-approved all services performed since the pre-approval policy was adopted.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

Report of the Audit Committee of the Board of Directors

        The information contained in this audit committee report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Esperion specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        This report is submitted by the audit committee of the Board. The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of Esperion, and the Board has determined that each member of the audit committee is "independent" for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NASDAQ Stock Market rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ Stock Market. The Board has designated Dr. Braunstein as an "audit committee financial expert," as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

        The audit committee's general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

        The audit committee has reviewed the company's financial statements for 2018 and met with management, as well as with representatives of Ernst & Young LLP, the company's independent registered public accounting firm, to discuss the financial statements. The audit committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the Auditing Standard No. 16, as amended (AICPA Performance Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

        Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the company's audited financial statements for 2018 be included in its Annual Report on Form 10-K for 2018.

Audit Committee
 Scott Braunstein, M.D. (Chairperson)
Daniel Janney
Dov A. Goldstein, M.D.

 Report of the Compensation Committee of the Board of Directors

        Our Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management. Based upon such review and discussions, our Compensation Committee recommended to our Board of Directors that such section be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019.

Compensation Committee
 Jay P. Shepard (Chairperson)
Jeffrey Berkowitz
Nicole Vitullo

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 20, 2019, for:

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  each person known by us to be the beneficial owner of more than 5% of our common stock;

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  our named executive officers during 2018;

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  each of our directors; and

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  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

        The table lists applicable percentage ownership based on 26,879,610 shares of common stock outstanding as of March 20, 2019. Options to purchase shares of common stock that are exercisable for common stock, in each case, that are exercisable within 60 days of March 20, 2019, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Shares beneficially owned
Name and address of beneficial owner(1)	Number	Percent
5% Stockholders
BB Biotech AG / Biotech Target N.V.(2)	3,522,964	13.1%
BlackRock, Inc.(3)	1,878,899	7.0%
Meditor Group Ltd / Meditor European Master Fund Ltd(4)	2,679,835	10.0%
Entities affiliated with Partner Fund Management, L.P.(5)	1,904,334	7.1%
Pentwater Capital Management LP(6)	2,670,700	9.9%
State Street Corporation(7)	1,507,249	5.6%
Vanguard Group, Inc.(8)	1,698,070	6.3%
Named Executive Officers
Tim M. Mayleben(9)	917,609	3.3%
Richard B. Bartram(10)	146,510	*
Mark Glickman(11)	38,750	*
Narendra D. Lalwani, Ph.D., FAHA, DABT(12)	410,274	1.5%
Other Directors
Jeffrey Berkowitz(13)	11,798	*
Scott Braunstein, M.D.(14)	42,052	*
Dov A. Goldstein, M.D.(15)	22,047	*
Antonio M. Gotto, Jr. M.D., D.Phil.(16)	55,000	*
Daniel Janney(17)	81,036	*
Mark E. McGovern, M.D.(18)	60,000	*
Roger S. Newton, Ph.D., FAHA, FACN(19)	776,867	2.9%
Jay P. Shepard(20)	5,709	*
Nicole Vitullo(21)	43,319	*
All directors and executive officers as a group (12 persons)	2,200,697	7.7%

*
Represents beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108.

(2)
Based upon information set forth on Form 4 filed by BB Biotech AG ("BB Biotech") and its wholly-owned subsidiary, Biotech Target N.V. ("Biotech Target") with the SEC on or about March 14, 2019. Based on information contained in the Form 4, BB Biotech and Biotech Target are deemed to have the shared power to vote or direct the vote with respect to 3,522,964 Common Shares and is deemed to have the sole power to dispose or to direct the disposition with respect to 3,522,964 Common Shares.

(3)
Based upon information set forth on Schedule 13G filed by Blackrock, Inc. ("Blackrock") with the SEC on or about February 4, 2019. Based on information contained in the Schedule 13G, Blackrock, in its capacity as a parent holding company, is deemed to have the sole power to vote or direct the vote with respect to 1,829,204 Common Shares and is deemed to have the sole power to dispose or to direct the disposition with respect to 1,878,899 Common Shares. Blackrock has its principal business office at 55 East 52nd Street, New York, NY 10055.

(4)
Based upon information set forth on Schedule 13G filed by Meditor Group Ltd ("Meditor Group") and Meditor European Master Fund Ltd ("Meditor European") with the SEC on or about January 3, 2019. Based on information contained in the Schedule 13G, Meditor Group and Meditor are deemed to have the shared power to vote or direct the vote with respect to 2,679,835 Common Shares and is deemed to have the sole power to dispose or to direct the disposition with respect to 2,679,835 Common Shares. Meditor Group and Meditor European both have their principal business office at Wessex House, 3rd Floor, 45 Reid Street, Hamilton HM12, Bermuda.

(5)
Based upon information set forth on Schedule 13G filed by Partner Fund Management, L.P., Partner Fund Management GP, LLC, Partner Investment Management, L.P., Partner Investment Management GP, LLC, Brian D. Grossman and Christopher M. James (collectively "Partner Fund Management and entities associated with Partner Fund Management") with the SEC on or about February 14, 2019. Based on information contained in the Schedule 13G, Partner Fund Management and entities associated with Partner Fund Management are deemed to have the shared power to vote or direct the vote with respect to 1,904,344 Common Shares and is deemed to have the sole power to dispose or to direct the disposition with respect to 1,904,344 Common Shares. Partner Fund Management, L.P. and entities associated with Partner Fund Management have their principal business office at Partner Fund Management, L.P., 4 Embarcadero Center, Suite 3500, San Francisco, CA 94111.

(6)
Based upon information set forth on Schedule 13G filed by Pentwater Capital Management, LP ("Pentwater") with the SEC on or about February 14, 2019. Based on information contained in the Schedule 13G, Pentwater, in its capacity as an investment adviser, is deemed to have the sole power to vote or direct the vote with respect to 2,670,700 Common Shares and is deemed to have the sole power to dispose or to direct the disposition with respect to 2,670,700 Common Shares. Pentwater has its principal business office at 1001 10th Avenue South, Suite 216, Naples, FL 34102.

(7)
Based upon information set forth on Schedule 13G filed by State Street Corporation and entities affiliated with State Street Corporation ("State Street") with the SEC on or about February 14, 2019. Based on information contained in the Schedule 13G, State Street, in its capacity as an investment adviser, is deemed to have the shared power to vote or direct the vote with respect to 1,435,510 Common Shares and is deemed to have the sole power to dispose or to direct the disposition with respect to 1,507,249 Common Shares. State Street Corporation has its principal business office at State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(8)
Based upon information set forth on Schedule 13G filed by The Vanguard Group ("Vanguard") with the SEC on or about February 11, 2019. Based on information contained in the Schedule 13G, Vanguard, is deemed to have the sole power to vote or direct the vote with respect to 47,999 Common Shares, is deemed to have share voting power with respect to 4,100 Common Shares, and is deemed to have the sole power to dispose or to direct the disposition with respect to 1,648,771 Common Shares, and is deemed to have shared dispositive power with respect to 49,299 Common Shares, for an aggregate amount of beneficial shares owned of 1,698,070. Vanguard has its principal business office at 100 Vanguard Blvd., Malvern, PA, 19355.

(9)
Consists of (a) 56,163 shares of common stock held and (b) 861,446 shares of common stock which Mr. Mayleben has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 20, 2019.

(10)
Consists of (a) 19,092 shares of common stock held and (b) 127,418 shares of common stock which Mr. Bartram has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 20, 2019.

(11)
Consists of (a) 33,750 shares of common stock which Mr. Glickman has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 20, 2019 and (b) 5,000 shares of restricted stock units vesting within 60 days of March 20, 2019.

(12)
Consists of (a) 5,000 shares of common stock held and, (b) 405,274 shares of common stock which Dr. Lalwani has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 20, 2019.

(13)
Consists of 11,798 shares of common stock which Mr. Berkowitz has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 20, 2019.

(14)
Consists of (a) 52 shares of common stock and (b) 42,000 shares of common stock which Dr. Braunstein has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 20, 2019.

(15)
Consists of (a) 47 shares of common stock held by Dr. Goldstein and (b) 22,000 shares of common stock which Dr. Goldstein has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 20, 2019.

(16)
Consists of 55,000 shares of common stock which Dr. Gotto has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 20, 2019.

(17)
Mr. Janney is a managing director of Alta Bioequities Management, LLC, which is the general partner of Alta Bioequities, L.P. Alta Bioequities, L.P. holds an aggregate of 24,565 shares of our common stock. The address for Alta Bioequities Management, LLC is One Embarcadero Center, 37th Floor, San Francisco, CA 94111. Daniel Janney exercises sole voting and investment powers with respect to the shares owned by Alta Bioequities, L.P. Also includes 56,471 shares of common stock which Mr. Janney has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 20, 2019.

(18)
Consists of (a) 5,000 shares of common stock held and (b) 55,000 shares of common stock which Dr. McGovern has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 20, 2019.

(19)
Consists of (a) 548,726 shares of common stock, and (b) 228,141 shares of common stock which Dr. Newton has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 20, 2019.

(20)
Consists of 5,709 shares of common stock which Mr. Shepard has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 20, 2019.

(21)
Consists of (a) 8,319 shares of common stock held by Ms. Vitullo and (b) 35,000 shares of common stock which Ms. Vitullo has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 20, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

        Based solely on a review of reports furnished to us, all directors, executive officers, and 10% owners timely filed all reports regarding transactions in Esperion's securities required to be filed for 2018 by Section 16(a) under the Exchange Act, except for one inadvertently late filing on Form 4 for Roger S. Newton relating to a single transaction.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

        Our primary objective with respect to executive compensation is to attract and retain individuals who possess knowledge, experience and skills that we believe are important to our business of developing and commercializing oral therapies for the treatment of patients with elevated low-density lipoprotein cholesterol ("LDL-C"). Specifically, our executive compensation program is designed to:

  •
  attract and retain individuals with superior ability and managerial experience;

  •
  align our executive officers' incentives with our corporate strategies, business goals and the long-term interests of our stockholders; and

  •
  increase incentives to achieve key strategic performance goals by linking incentive award opportunities to the achievement of performance goals and by providing a portion of the target total direct compensation opportunity for our executive officers in the form of ownership in the Company.

        This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the Summary Compensation Table below, or our "named executive officers," and all material factors relevant to an analysis of these policies and decisions. Our named executive officers during 2018 were:

  •
  Tim M. Mayleben, our President and Chief Executive Officer

  •
  Richard B. Bartram, our Chief Financial Officer

  •
  Mark Glickman, our Chief Commercial Officer

  •
  Narendra D. Lalwani, Ph.D., FAHA, DABT, our Executive Vice President, Research and Development

Management Changes

        Effective December 20, 2018, Mr. Glickman was determined to be an "executive officer" as such term is defined under Rule 3b-7 under the Exchange Act, and an "officer" as such term is defined under Rule 16a-1(f) of the Exchange Act. In addition, effective December 20, 2018, Dr. Lalwani ceased to be an "executive officer" and an "officer" under the Exchange Act.

Consideration of 2018 Advisory Vote on Executive Compensation

        At our 2018 Annual Meeting of Stockholders, we conducted our annual non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay" vote, in accordance with Section 14A of the Exchange Act. The 2018 say-on-pay vote received strong support from our stockholders, with over 97% of the votes cast on this proposal voted in support of the compensation paid to our named executive officers. While this vote is considered to be a non-binding advisory vote, our compensation committee and Board of Directors carefully consider the voting results. Given the strong level of support evidenced by the 2018 say-on-pay vote, our compensation committee decided to maintain our general approach to executive compensation and made no significant changes to our executive compensation program during 2018. However, the compensation committee will continue to monitor the executive compensation program to ensure it aligns the interests of our named executive officers with the interests of our stockholders and adequately addresses any stockholder concerns that may be expressed in future votes.

        Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding advisory vote on the frequency of future "say-on-pay" votes conducted at our 2016 Annual Meeting of Stockholders, our stockholders will have an opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers on an annual basis.

Executive Summary

        We are the Lipid Management Company, a late-stage pharmaceutical company focused on developing and commercializing complementary, cost-effective, convenient, once-daily, oral therapies for the treatment of patients with elevated LDL-C. Through scientific and clinical excellence, and a deep understanding of cholesterol biology, the experienced Lipid Management Team at Esperion is committed to developing new LDL-C lowering therapies that will make a substantial impact on reducing global cardiovascular disease, or CVD; the leading cause of death around the world. Bempedoic acid and our lead product candidate, the bempedoic acid / ezetimibe combination tablet, are targeted therapies that have been shown to significantly lower elevated LDL-C levels in patients with hypercholesterolemia, including patients inadequately treated with current lipid-modifying therapies.

        The goal of our compensation committee is to ensure that our executive compensation program is aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive. The key elements of our executive compensation program include:

  •
  base salary, to enable us to attract and retain the talent needed to continue to drive our business;

  •
  an annual cash incentive plan, tied to the achievement of pre-determined quantitative and qualitative corporate performance goals; and

  •
  long-term incentive compensation in the form of equity awards, which are typically subject to multi-year vesting based on continued service and are primarily in the form of stock options, which only have value if the market price of our common stock increases.

        Our executive compensation program incorporates the following best practices:

  •
  a significant portion of our named executive officers' total compensation opportunity is based on performance;

  •
  no named executive officer is entitled to "single-trigger" cash severance payments;

  •
  no named executive officer is entitled to receive any tax "gross-up" payments or reimbursements;

  •
  we do not allow repricing of stock options without stockholder approval;

  •
  our compensation committee retains independent compensation consultants to assist it in discharging its responsibilities on executive compensation; and

  •
  our compensation committee regularly reviews our compensation programs to ensure they are designed to create and maintain stockholder value and do not encourage excessive risk taking.

        We target the total cash compensation for our named executive officers with reference to the median of the competitive market. In addition, in accordance with our "pay-for-performance" philosophy, a significant portion of executive compensation is performance-based, subject to increase when results exceed corporate goals and reduction when results fall below our target goal levels. We consider stock options to be performance-based compensation because they only have intrinsic value if the market price of our common stock increases over time.

  2018 Business Highlights

        During 2018, we made significant progress on our development and business goals and achieved several important milestones, including the following:

  •
  in March, we announced positive top-line results from the pivotal, Phase 3 study (Study 4 or 1002-048) of bempedoic acid 180 mg evaluating the LDL-C lowering efficacy and safety and tolerability of bempedoic acid versus placebo in patients with atherosclerotic cardiovascular disease ("ASCVD") or at high risk for ASCVD with hypercholesterolemia inadequately treated with background ezetimibe 10 mg and up to the lowest daily starting dose of a statin;

  •
  in May, we announced positive top-line results from the global, pivotal Phase 3 long-term study (Study 1 or 1002-040) of bempedoic acid 180 mg evaluating the safety and tolerability of bempedoic acid versus placebo in high-risk patients with ASCVD who are inadequately controlled with current lipid-modifying therapies, including maximally tolerated statin therapy;

  •
  in May, we announced positive top-line results from the global, pivotal Phase 3 study (Study 3 or 1002-046) of bempedoic acid in patients with ASCVD or at high risk for ASCVD on background therapy of less than approved daily starting doses of statins (high cardiovascular risk patients considered statin intolerant);

  •
  in August, we announced positive top-line results from the global, pivotal Phase 3 study (1002FDC-053) evaluating the safety and tolerability of the bempedoic acid 180 mg / ezetimibe 10 mg combination tablet compared to bempedoic acid, ezetimibe or placebo in high-risk patients treated with maximally tolerated statins;

  •
  in October, we announced positive top-line results from the global, pivotal Phase 3 study (Study 2 or 1002-047) of bempedoic acid 180 mg evaluating the LDL-C lowering efficacy and the safety and tolerability of bempedoic acid versus placebo in patients with ASCVD and/or heterozygous familial hypercholesterolemia ("HeFH") who are inadequately controlled with current lipid-modifying therapies, including maximally tolerated statin therapy; and

  •
  in the fourth quarter, we engaged in discussions and negotiations with Daiichi Sankyo Europe ("DSE") to commercialize bempedoic acid and the bempedoic acid / ezetimibe combination tablet in the European Economic Area and Switzerland and entered into a collaboration agreement with DSE in January 2019. Payments to Esperion under the agreement included $150 million upfront, $150 million upon first commercial sale in the territory, up to $600 million in additional regulatory and commercial milestones payments as well as 15% to 25% tiered royalties on net territory sales.

Determining and Setting Executive Compensation

        Our executive compensation program is designed to attract, motivate and retain qualified and talented executives, incent them to achieve our business and development goals and reward them for superior short-term and long-term performance. In particular, our executive compensation program is intended to reward the achievement of specified pre-established quantitative and qualitative corporate performance goals and individual performance goals and to align the interests of our named executive officers with those of our stockholders.

        Our compensation committee, is primarily responsible for developing and implementing our compensation policies and establishing and approving the compensation for our executive officers. The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to our executive officers, including our CEO. Our compensation committee operates under a written charter adopted by our Board, which provides that the compensation committee has overall responsibility for:

  •
  periodically reviewing and assessing our processes and procedures for the consideration and determination of executive compensation;

  •
  reviewing and approving grants and awards under incentive-based compensation plans and equity-based plans; and

  •
  determining the type and level of compensation of our CEO and our other executive officers.

        In reviewing and approving these matters, our compensation committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders and our ability to attract and retain qualified and committed individuals. In determining the appropriate compensation levels for our CEO, the compensation committee meets outside the presence of our CEO and other executive officers. With respect to the compensation levels of our other executive officers, the compensation committee meets outside the presence of all executive officers except our CEO. Our CEO annually reviews the performance of each of the other named executive officers with the compensation committee.

        Our compensation committee has the authority under its charter to engage the services of consulting firms or other outside advisors to assist it in designing our compensation programs and in making compensation decisions. In 2018, our compensation committee engaged Compensia as its compensation consultant. Our compensation committee has assessed the independence of Compensia consistent with NASDAQ listing standards and has concluded that the engagement of Compensia does not raise any conflict of interest. In addition, the Company provides data for and subscribes to "off-the-shelf" surveys produced by Radford, an Aon Hewitt Company, which our management team uses for non-executive compensation and benefits planning purposes.

  Competitive Market Data

        In evaluating the total compensation of our named executive officers, our compensation committee, using information gathered by Compensia, establishes as a reference source a peer group of publicly traded, national and regional companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

  •
  industry;

  •
  size (market capitalization);

  •
  development stage of lead product candidate; and

  •
  similarity/relevance (small molecule, therapeutic area, etc.).

        Our compensation committee annually evaluates the composition of our peer group and adjusts its composition for factors such as recent acquisitions of peer companies, new markets that we have entered or changes in the technology market landscape. Based on these criteria, our peer group for 2018, referred to as our 2018 peer group, was approved by our compensation committee and was comprised of the companies listed below. We believe that our 2018 peer group continues to be aligned with our strategic vision and positions us to attract, retain and engage high performing leaders:

  •
  Acceleron Pharma, Inc.

  •
  Clovis Oncology, Inc.

  •
  Loxo Oncology, Inc.(1)

  •
  Agios Pharmaceuticals, Inc.

  •
  Cytokinetics, Inc.

  •
  Portola Pharmaceuticals, Inc.

  •
  Alder BioPharmaceuticals, Inc.

  •
  Epizyme, Inc.

  •
  Radius Health, Inc.

  •
  Amicus Therapeutics, Inc.

  •
  Global Blood Therapeutics, Inc.

  •
  Sage Therapeutics, Inc.

  •
  Array BioPharma, Inc.

  •
  Insmed, Inc.

  •
  Synergy Pharmaceuticals, Inc.

  •
  bluebird bio, Inc.

  •
  Intercept Pharmaceuticals, Inc.

  •
  TG Therapeutics, Inc.

(1)
Loxo Oncology, Inc. was acquired by Eli Lilly and Company in February 2019.

        We believe that the compensation practices of our 2018 peer group provided the compensation committee with an appropriate understanding of the competitive market when evaluating and determining the compensation of our named executive officers during 2018. However, due to the nature of our business, we compete for executive talent with many public companies, including pharmaceutical companies, that are larger and more established than we are or that possess greater resources than we do, or with smaller private companies that may be able to offer greater equity compensation potential, as well as with prestigious academic and non-profit institutions. In addition, while we generally target total direct compensation at the 50th percentile of compensation paid to similarly situated executives at the companies in our 2018 peer group, the assessment of our compensation practices against the competitive market (based on the peer group data) is just one of several factors that inform our compensation committee's judgment in setting executive compensation. Our executive compensation decisions are made on a case-by-case basis and comparability to specific percentile rankings do not, in and of themselves, determine individual target compensation opportunities. Although our compensation committee uses the 50th percentile as a reference, it also considers other factors, including market conditions, the recommendation of our CEO with respect to executive officers other than himself, the experience level of the named executive officer and their performance against established corporate goals, in determining actual compensation amounts.

  Other Key Performance Factors in Determining Executive Compensation

        As the biopharmaceutical industry is characterized by very long product development cycles, including lengthy research and development periods and rigorous approval phases involving human testing and governmental regulatory approval, many of the traditional measures for evaluating performance, such as product sales, revenues and profits are inappropriate for a development-stage biopharmaceutical company. Instead, the specific performance factors our compensation committee considers when determining the compensation of our named executive officers include:

  •
  research and development achievements which advance the development of the bempedoic acid / ezetimibe combination tablet and bempedoic acid;

  •
  successful initiation, progression and completion of clinical studies for the bempedoic acid / ezetimibe combination tablet and bempedoic acid;

  •
  successful completion of non-clinical activities for the bempedoic acid / ezetimibe combination tablet and bempedoic acid;

  •
  the achievement of regulatory goals; and

  •
  the establishment and maintenance of key business activities and strategic relationships, which include financings.

        These performance factors are considered by our compensation committee in connection with our annual performance reviews described below and are a critical component in the determination of annual cash and equity incentive awards for our named executive officers.

  Annual Compensation Decisions

        Our compensation committee conducts an annual performance review of each of our named executive officers and approves the target compensation opportunity of each named executive officer based, in part, on this review. During the first quarter of each year, annual corporate goals are determined by our Board and set forth in writing. Before the end of each year, our compensation committee determines cash incentive compensation award amounts for such year as well as the compensation levels for each named executive officer for the following year after carefully reviewing overall corporate goals, determining achievement of the established corporate goals and, in the case of executive officers other than our CEO, the achievement of individual performance goals.

        Any merit-based increases in base salary and the size of equity awards are based on the achievement of these corporate performance goals and individual performance goals, a review of competitive market data (based on our peer group), and consideration of the other factors described above. Cash awards made under our 2018 annual cash incentive compensation program were based upon achievement of the corporate goals approved by our Board and, for our named executive officers other than our CEO, individual performance.

        During the last quarter of each year, our CEO evaluates our corporate performance and each of our other named executive officer's individual performance, as compared to the pre-established corporate goals and the named executive officer's individual goals for that year. Based on this evaluation, our CEO recommends to our compensation committee any increases in base salary, annual equity awards and/or cash awards under our annual cash incentive compensation program. Our compensation committee, with input from our Board, evaluates our CEO individual performance and determines whether to adjust his base salary, grant him an annual equity award and/or make a cash award under our annual cash incentive compensation program.

        Typically, our compensation committee grants annual equity awards, and determines adjustments to base salary and the amount of any annual cash incentive compensation award, at its last regularly scheduled meeting of the year. Our compensation committee may also review the compensation of our named executive officers throughout the course of the year. With respect to year-end reviews, any adjustments to base salary are effective at the beginning of the following year.

Executive Compensation Components

        The primary elements of our executive compensation program are base salary, annual cash incentive compensation opportunities, annual equity incentive awards and broad-based health and welfare benefits programs. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. With the exception of our 2018 annual cash incentive compensation program, we do not have any pre-established target levels for allocations or apportionment by type of compensation.

Annual Cash Compensation

Base Salary

        We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year. Typically, our compensation committee determines the base salary for each named executive officer based on his responsibilities and experience, as well as the recommendation of our CEO for named executive officers other than himself, and the other factors described above. In addition, our compensation committee reviews and considers the level of base salary paid by companies in our peer group for similar positions.

        At the end of 2017, our compensation committee reviewed Mr. Mayleben's base salary and, based upon an assessment of performance against the 2017 corporate goals, determined to increase his annual base salary for 2018 by $35,000.

        At the end of 2017, our compensation committee approved merit-based increases in base salary for 2018 for our other named executive officers serving at that time, based upon market data, an assessment of our performance against the 2017 corporate goals, the recommendation of our Chief Executive Officer and each named executive officer's achievement of their individual performance goals.

        The table below sets forth the adjustments to base salary, in dollars and as a percentage, for each of our named executive officers serving at the beginning of 2018:

Name	2017 Base Salary ($)		2018 Base Salary ($)	Increase (%)
Tim M. Mayleben	565,000	(1)	600,000	6%
Richard B. Bartram	275,000		330,000	20%
Narendra D. Lalwani, Ph.D., FAHA, DABT	390,000		430,000	10%

(1)
Effective April 1, 2017, Mr. Mayleben's base salary increased from $535,000 to $565,000.

        Mr. Glickman joined the Company as our Chief Commercial Officer on April 1, 2018 and his annualized base salary for 2018 was $430,000 which was determined based on an evaluation of base salaries for executives in similar positions in our 2018 peer group and Mr. Glickman's experience and qualifications.

Annual Cash Incentive Compensation

        In 2018, eligible employees, including our named executive officers, had the opportunity to earn cash bonuses under our 2018 cash incentive compensation program, based upon our achievement of the 2018 corporate performance goals approved by our compensation committee, and, for our named executive officers other than the CEO, based on their achievement of their individual performance goals, each as determined by the compensation committee. Each of our named executive officers are given a target annual cash incentive opportunity, expressed as a percentage of their annual base salary. Our CEO's 2018 annual cash incentive award was determined based upon the achievement of corporate performance criteria.

        In December 2018, our CEO evaluated our corporate performance against the 2018 corporate goals approved by our compensation committee and each of our other named executive officer's individual performance against their individual performance goals for the year. Based on this evaluation, our CEO recommended cash bonus payments under our 2018 cash incentive compensation program for each named executive officer other than himself. Also in December 2018, the compensation committee assessed our performance against the pre-established 2018 corporate base and stretch performance goals described below and, with input from our CEO, assessed the performance of our named executive officers against their individual performance goals for 2018.

        The 2018 base corporate performance goals approved by our compensation committee, the relative weightings assigned to each goal, our actual achievement during the year as a percentage of the target performance level and the weighted performance against these corporate goals for 2018, are set forth in the table below.

2018 Corporate Base Goals	Relative Weighting (%)	Actual Achievement for 2018 (as a % of target)	Weighted Performance (%)
Report positive results from the pivotal Phase 3 040 long-term safety study of bempedoic acid	25	100	25
Report positive results from the pivotal Phase 3 046 and 048 efficacy studies of bempedoic acid	20	100	20
Report positive results from the pivotal Phase 3 047 efficacy study of bempedoic acid	15	100	15
Complete enrollment and report positive results from the pivotal Phase 3 053 clinical study of the bempedoic acid / ezetimibe combination tablet	15	100	15
Complete funding activities that further extend company operations to support commercial launch	10	100	10
Achieve CVOT enrollment to certain threshold	15	33	5
Approved 2018 Corporate Base Performance Level	100		90

        In addition, the compensation committee set the following stretch corporate goal for 2018: Demonstrate clinical safety and efficacy of the sustained release formulation of bempedoic acid. If the stretch goal was fully achieved, the named executive officers could receive up to 110% of the portion of their target bonus amounts determined based upon the achievement of corporate goals.

        Our compensation committee set certain of our 2018 corporate goals to be very aggressive and at challenging levels, such that the attainment of all of our corporate goals would require a high level of effort and execution on the part of the named executive officers.

        During 2018, we met the majority of our development and business goals for the year. While we did not fully meet our aggressive enrollment goal for our CVOT, our compensation committee also considered our achievement of the stretch goal, which were determined to be a factor in the total analysis of determining overall performance against the stated goals. Based on the overall performance in 2018, our compensation committee determined that we had achieved 90% of our base corporate goals and 100% of our stretch corporate goal, resulting in payout of the portion of cash bonuses under our 2018 cash incentive compensation program based upon achievement of corporate goals at 100% of target, taking into consideration the significant corporate achievements described above.

        In addition to the corporate goals described above, the 2018 bonus amounts for Mr. Bartram, Mr. Glickman, and Dr. Lalwani were based on their individual performance for 2018 against achievement of their individual goals. The individual goals focused on individual contributions that were intended to drive achievement of our corporate goals, including leading our transition to a commercially focused company and efforts in respect of consummation of the DSE collaboration. In assessing each officer's individual performance, Mr. Mayleben and the compensation committee considered the company's organizational realignment, as the company transitions its focus and priorities from primarily a research and development focus to a commercial focus. Individual contributions related to the DSE collaboration were also considered by Mr. Mayleben and the compensation committee. Following its determination of achievement of the pre-determined corporate goals and individual performance for named executive officers other than Mr. Mayleben, the compensation committee approved cash bonuses for 2018 performance to our named executive officers as follows:

Name	2018 Target Award (% of Base Salary)	2018 Target Award Opportunity ($)	2018 Actual Bonus Payment ($)	2018 Actual Bonus Payment (% of Target Award Opportunity)
Tim M. Mayleben	60	360,000	360,000	100
Richard B. Bartram	35	115,500	90,000	78
Mark Glickman	40	172,000	190,000	110
Narendra D. Lalwani, Ph.D., FAHA, DABT	40	172,000	43,000	25

        In recognition of Mr. Mayleben's contributions to our significant achievements in 2018, including the significant effort in respect to the DSE collaboration, and our overall strong performance as a company in 2018, the compensation committee determined to award Mr. Mayleben an additional bonus of $115,000.

Long-Term Incentive Compensation

        Long-term incentive compensation, in the form of equity awards, is granted to our named executive officers in the discretion of our compensation committee under the terms of our Amended and Restated 2013 Stock Option and Incentive Plan (the "2013 Plan"), and for Mr. Glickman's awards upon commencement of employment, the 2017 Inducement Equity Plan (the "2017 Plan"). Our compensation committee believes that equity awards that are subject to vesting over time can be an effective vehicle for aligning team and individual performance with the achievement of our longer-term strategic and financial goals, and with stockholders' interests. These equity awards are designed to:

  •
  reward demonstrated leadership and performance;

  •
  align our named executive officers' interests with those of our stockholders;

  •
  retain our named executive officers through the term of the awards;

  •
  maintain competitive levels of executive equity incentive compensation; and

  •
  motivate our named executive officers for outstanding future performance.

        The market for qualified and talented executives in the biopharmaceutical industry is highly competitive and we compete for talent with many companies, including major pharmaceutical companies that have greater resources than we do. Accordingly, we believe long-term incentive compensation in the form of equity awards is a crucial component of any competitive executive compensation package we offer.

        Historically, our equity awards have generally been in the form of options to purchase shares of our common stock, but we have also granted restricted stock units ("RSUs"). We typically grant equity awards to each of our named executive officers upon commencement of employment, annually in conjunction with our review of individual performance or in connection with a promotion or as a special incentive. We may also grant additional awards from time to time to our named executive officers to reward demonstrated leadership and performance, align our named executive officers' interests with those of our stockholders, retain our named executive officers through the term of the awards, maintain competitive levels of executive equity incentive compensation and motivate our named executive officers for outstanding future performance.

        All equity awards granted to our named executive officers are approved by our compensation committee and, other than equity awards granted to new hires, or those made in connection with a promotion, are typically granted as of the beginning of the year. The size of these equity awards varies among our named executive officers based on their positions and annual performance assessments. All stock options granted to our named executive officers have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not realize any value from their options unless our share price increases above the exercise price. Accordingly, this portion of our named executive officers' compensation is "at risk" and is directly aligned with stockholder value creation.

        In addition, the stock options and RSUs granted to our named executive officers typically vest over four years, which we believe provides an incentive to our named executive officers to create value over the long-term and to remain with the Company. In 2018, our compensation committee granted stock options to Mr. Mayleben, Mr. Bartram, Mr. Glickman, and Dr. Lalwani, and RSUs to Mr. Glickman, each of which are described below.

        In January 2018, our compensation committee granted Mr. Mayleben an option to purchase 107,000 shares of our common stock, Mr. Bartram an option to purchase 38,500 shares of our common stock and Dr. Lalwani an option to purchase 36,000 shares of our common stock. Each of these options is subject to our standard four-year vesting schedule.

        In April 2018, in connection with his hire, our compensation committee granted Mr. Glickman an option to purchase 135,000 shares of our common stock and 20,000 RSUs. Each of these awards is subject to our standard four-year vesting schedule.

        In November 2018, our compensation committee granted Mr. Mayleben an option to purchase 110,000 shares of our common stock, Mr. Bartram an option to purchase 12,000 shares of our common stock, Mr. Glickman an option to purchase 33,000 shares of our common stock and Dr. Lalwani an option to purchase 8,000 shares of our common stock. These long-term incentive awards were granted in November 2018 in connection to the officer's 2018 performance, in lieu of historical January grants. Each of these options is subject to our standard four-year vesting schedule.

        For additional information regarding the equity awards granted to our named executive officers in 2018, including the vesting terms of such awards, see the "2018 Grants of Plan-Based Awards Table" and the "2018 Outstanding Equity Awards at Fiscal Year-End Table" below.

Employee Benefits

        In addition to the primary elements of compensation described above, our named executive officers are also eligible to participate in broad-based employee benefits programs available to all of our employees, including health insurance, life and disability insurance and our 401(k) plan. We match, in cash, 50% of the contributions to the Esperion Therapeutics' 401(k) plan by our employees, including our named executive officers, up to a maximum of 6% of their base salary. The 401(k) match vests over a three year period as follows: on or after first anniversary of date of hire: 33%; on or after second anniversary of date of hire: 67%; on or after third anniversary of date of hire: 100%.

Severance and Change in Control Arrangements

        We have entered into employment agreements with each of our named executive officers that provide for specified payments and benefits in connection with a termination of employment by the

Company without cause or a resignation by the executive officer for good reason. Our goal in providing severance and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to our named executive officers, rather than negotiating severance at the time that a named executive officer's employment terminates. We have also determined that accelerated vesting provisions with respect to time-based equity awards upon a change in control of the Company are appropriate in certain circumstances because they encourage our named executive officers to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. In addition, these employment agreements with our named executive officers contain non-solicitation, non-competition and confidentiality provisions. None of the employment agreements with our named executive officers provide for tax gross-ups or other reimbursement for tax amounts they might pay.

        For a description of severance and change in control arrangements with our named executive officers, see "Employment Arrangements with our Named Executive Officers" and "Estimated Payments and Benefits upon Termination or Change in Control" below.

Other Compensation Policies

Hedging and Pledging Prohibitions

        Our insider trading policy expressly prohibits short sales of our securities (including short sales "against the box") and derivative transactions of our stock by our named executive officers, the non-employee members of our Board and specified other employees. Our insider trading policy expressly prohibits, without the advance approval of our audit committee, purchases or sales of puts, calls or other derivative securities of the Company or any derivative securities that provide the economic equivalent of or monetization transactions accomplished through the use of prepaid variable forwards, equity swaps, collars and exchange funds.

        In addition, our insider trading policy expressly prohibits our named executive officers, the non-employee members of our Board and specified other employees from purchasing our securities on margin or borrowing against Company securities held in a margin account or, without the advance approval of our audit committee, pledging our securities as collateral for a loan or modifying an existing pledge.

Tax Considerations

        None of our executive officers or non-employee members of our Board are entitled to a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax.

        Generally, Section 162(m) of the Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to "covered employees" of the Company. With respect to taxable years before January 1, 2018, remuneration in excess of $1 million was exempt from this deduction limit if it qualified as "performance-based compensation" within the meaning of Section 162(m).

        Under the Tax Cuts and Job Act of 2017, effective for taxable years that began after December 31, 2017, (1) the scope of Section 162(m) was expanded such that all named executive officers are "covered employees" and anyone who was a named executive officer in any year after 2016 will remain a covered employees for as long as he or she (or his or her beneficiaries) receive compensation from the Company and (2) the exception to the deduction limit for commission-based compensation and performance-based compensation was eliminated except with respect to certain grandfathered arrangements in effect as of November 2, 2017 that are not subsequently materially modified. Accordingly, compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for the transition relief applicable to certain arrangements in place as of November 2, 2017, as described above.

        The compensation committee believes that stockholder interests are best served if the committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. For these reasons, the compensation committee, while considering tax deductibility as a factor in determining executive compensation, may not limit such compensation to those levels that will be deductible, particularly in light of the expansion of the covered employee group and the elimination of the exception for performance-based compensation.

2018 Summary Compensation Table

        The following table provides information regarding the compensation paid and awarded to or earned by our named executive officers for each of the fiscal years set forth below.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)		Total ($)
Tim M. Mayleben	2018	600,000		115,000	(4)	—	8,568,224	360,000	81,615	(5)	9,724,839
President and	2017	557,500		—		—	3,962,187	404,000	89,773		5,013,460
Chief Executive Officer	2016	535,000		—		—	417,468	176,000	85,436		1,213,904
Richard B. Bartram	2018	330,000		—		—	2,110,673	90,000	9,250	(6)	2,539,923
Chief Financial Officer
Mark. A Glickman	2018	322,500	(7)	—		1,345,800	7,147,108	190,000	9,250	(6)	9,014,658
Chief Commercial Officer
Narendra D. Lalwani, Ph.D., FAHA, DABT	2018	430,000		—		—	1,860,071	43,000	12,250	(6)	2,345,321
Executive Vice President,	2017	390,000		—		—	643,978	203,000	12,000		1,248,978
Research and	2016	390,000		—		—	208,734	85,000	12,000		695,734
Development

(1)
Amount represent the aggregate grant date fair value of a RSU award granted to Mr. Glickman in 2018 computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our financial statements in our Annual Report on Form 10-K filed with the SEC on February 28, 2019, for a discussion of our assumptions in determining the grant date fair values of equity awards. This amount does not correspond to the actual value that may be recognized by Mr. Glickman.

(2)
Amounts represent the aggregate grant date fair value of option awards granted to our named executive officers computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our financial statements in our Annual Report on Form 10-K filed with the SEC on February 28, 2019, for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by our named executive officers.

(3)
The amounts reported represent cash incentive awards made to our named executive officers under our annual incentive program. See "Compensation Discussion and Analysis—Annual Cash Compensation—Annual Cash Incentive Compensation" above for additional information.

(4)
Reflects a discretionary bonus paid to Mr. Mayleben in recognition of his contribution to our significant achievements in 2018 and our overall strong performance as a company in 2018 as discussed above under "Compensation Discussion and Analysis—Annual Cash Compensation—Annual Cash Incentive Compensation."

(5)
Consists of (1) $12,250 in matching contributions to our 401(k) plan and (2) $69,365 in commuting allowances paid to Mr. Mayleben for expenses incurred for travel between his primary residence and our corporate headquarters.

(6)
Represents matching contributions to our 401(k) plan.

(7)
Mr. Glickman joined the company as our Chief Commercial Officer effective April 1, 2018. The amount reflected in the Salary column for 2018 is based upon an annualized base salary of $430,000.

2018 Grants of Plan-Based Awards Table

        The following table shows information regarding grants of plan-based awards during the fiscal year end December 31, 2018, to our named executive officers.

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards: Target ($)(1)	Estimated future payouts under non-equity incentive plan awards: Maximum ($)(2)	All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of equity awards ($/sh)(3)	Grant date fair value of stock and option awards ($)(4)
Tim M. Mayleben	—	360,000	396,000	—	—	—	—
	1/2/2018	—	—	—	107,000	66.50	4,690,283
	11/28/2018	—	—	—	110,000	52.38	3,877,941
Richard B. Bartram	—	115,500	—	—	—	—	—
	1/2/2018	—	—	—	38,500	66.50	1,687,625
	11/28/2018	—	—	—	12,000	52.38	423,048
Mark Glickman	—	172,000	—	—	—	—	—
	4/9/2018	—	—	—	135,000	67.29	5,983,726
	4/9/2018	—	—	20,000	—	67.29	1,345,800
	11/28/2018	—	—	—	33,000	52.38	1,163,382
Narendra D. Lalwani, Ph.D., FAHA, DABT	—	172,000	—	—	—	—	—
	1/2/2018	—	—	—	36,000	66.50	1,578,039
	11/28/2018	—	—	—	8,000	52.38	282,032

(1)
Represents the target annual cash incentive award opportunities for each named executive officer under our 2018 annual incentive program as established by the compensation committee and described in "Compensation Discussion and Analysis" above. Actual payments made for 2018 are reported in the "Summary Compensation Table." There are no threshold amounts under our annual incentive program and, accordingly, that column has been omitted. There are no maximum amounts under our annual incentive program for named executive officers other than Mr. Mayleben.

(2)
Represents the maximum annual cash incentive award for Mr. Mayleben under our 2018 annual incentive program. Mr. Mayleben's annual cash incentive award is based upon the achievement of corporate performance criteria and determined by the compensation committee.

(3)
The exercise price of these stock options was determined by the compensation committee and is equal to the closing price of the Company's common stock on the NASDAQ Global Market on the grant date.

(4)
Amounts represent the grant date fair value of equity awards granted to our named executive officers computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our financial statements in our Annual Report on Form 10-K filed with the SEC on February 28, 2019, for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by our named executive officers.

2018 Outstanding Equity Awards at Year-End Table

        The following table shows information regarding outstanding equity awards held at December 31, 2018, by our named executive officers.

		Option awards				Stock awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Tim M. Mayleben	1/16/2013(1)	273,659	—	2.10	1/16/2023	—	—
	7/23/2013(2)	190,000	—	17.11	7/23/2023	—	—
	12/20/2013(2)	40,000	—	12.92	12/20/2023	—	—
	1/2/2015(2)	86,250	5,750	41.23	1/2/2025	—	—
	3/18/2015(2)	34,500	2,300	105.72	3/18/2025	—	—
	1/4/2016(2)	20,625	9,375	21.65	1/4/2026	—	—
	1/3/2017(2)	61,250	78,750	12.88	1/3/2027	—	—
	2/21/2017(2)	74,856	96,244	24.42	2/21/2027	—	—
	1/2/2018(2)	20,062	86,938	66.50	1/2/2028	—	—
	11/28/2018(2)	—	110,000	52.38	11/28/2028	—	—
Richard B. Bartram	7/23/2013(5)	15,000	—	17.11	7/23/2023	—	—
	12/20/2013(5)	17,200	—	12.92	12/20/2023	—	—
	1/2/2015(2)	28,125	1,875	41.23	1/2/2025	—	—
	3/18/2015(2)	11,250	750	105.72	3/18/2025	—	—
	1/4/2016(2)	17,187	7,813	21.65	1/4/2026	—	—
	1/3/2017(2)	13,125	16,875	12.88	1/3/2027	—	—
	2/21/2017(2)	2,843	3,657	24.42	2/21/2027	—	—
	1/2/2018(2)	7,218	31,282	66.50	1/2/2028	—	—
	11/28/2018(2)	—	12,000	52.38	11/28/2028	—	—
Mark Glickman	4/9/2018(6)	—	135,000	67.29	4/9/2028	—	—
	4/9/2018(7)	—	—	—	—	20,000	920,000	(8)
	11/28/2018(5)	—	33,000	52.38	11/28/2028	—	—
Narendra D. Lalwani, Ph.D., FAHA, DABT	5/15/2014(3)	25,000	—	14.42	5/15/2024	—	—
	8/7/2014(4)	250,000	—	15.33	8/7/2024	—	—
	1/2/2015(5)	46,875	3,125	41.23	1/2/2025	—	—
	3/18/2015(5)	18,750	1,250	105.72	3/18/2025	—	—
	1/4/2016(2)	10,312	4,668	21.65	1/4/2026	—	—
	1/3/2017(2)	24,062	30,938	12.88	1/3/2027	—	—
	2/21/2017(2)	4,725	6,075	24.42	2/21/2027	—	—
	1/2/2018(2)	6,750	29,250	66.50	1/2/2028	—	—
	11/28/2018(2)	—	8,000	52.38	11/28/2028	—	—

(1)
The option vested over a four-year period, with 25% of the shares vesting on December 10, 2013, and the remainder in equal monthly installments on each monthly anniversary of such date thereafter, subject to continued employment through each such date, and is subject to an early exercise provision pursuant to which all shares underlying the option are immediately exercisable subject to a repurchase right in favor of the Company, which lapsed as the option vested.

(2)
The options vest over a four-year period following the grant date in equal quarterly installments, subject to continued employment through each such date.

(3)
The options vested over a one-year period following the grant date in equal quarterly installments.

(4)
The option vests over a four-year period with 25% of the shares underlying the option vesting on the one-year anniversary of August 1, 2015, and 1/16th vesting on each quarterly anniversary of such date thereafter, subject to continued employment through each such date.

(5)
The option vests over a four-year period following the grant date with 25% of the shares underlying each option vesting on the one-year anniversary of the grant date and 1/16th vesting on each quarterly anniversary of such date thereafter, subject to continued employment through each such date.

(6)
The option vests over a four-year period with 25% of the shares underlying the option vesting on the one-year anniversary of April 1, 2018, and 1/16th vesting on each quarterly anniversary of such date thereafter, subject to continued employment through each such date.

(7)
The RSUs vest over a four-year period with 25% of the units vesting on the one-year anniversary of April 1, 2018, and 1/16th vesting on each quarterly anniversary of such date thereafter, subject to continued employment through each such date.

(8)
The market value of the unvested units is calculated based on the number of unvested units at December 31, 2018, and the closing market price of the Company's stock on December 31, 2018, the last trading day of 2018, of $46.00 per share.

2018 Option Exercises and Stock Vested Table

        The following table shows information regarding exercised stock options by our named executive officers during the year ended December 31, 2018. None of our named executive officers held any stock awards that vested in the year ended December 31, 2018.

	Option awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)
Tim M. Mayleben	4,549	324,534
Richard B. Bartram	17,892	1,123,568

(1)
The amount reported was calculated by taking the difference between the exercise price and the closing price of the Company's common stock on the exercise date multiplying the number of shares exercised.

Pension Benefits

        None of our named executive officers participates in or has an account balance in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

        None of our named executive officers participates in or has an account balance in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment Arrangements with Our Named Executive Officers

Employment Agreements

        We have entered into amended and restated employment agreements with each of our named executive officers. Except as noted below, these amended and restated employment agreements provide for "at will" employment.

  Mr. Mayleben

        On May 14, 2015, we entered into an employment agreement with Mr. Mayleben. Effective January 1, 2019, Mr. Mayleben receives an annual base salary of $625,000. Pursuant to the terms of his employment agreement, Mr. Mayleben is also eligible to receive an annual performance bonus, with a target amount equal to 60% of his annual base salary. Mr. Mayleben is also eligible to participate in our employee benefit plans, subject to the terms of such plans. Pursuant to his employment agreement, in the event that Mr. Mayleben's employment is terminated by the Company without "cause" (as defined in the employment agreement) or he resigns his employment for "good reason" (as defined in the employment agreement), subject to his execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company, Mr. Mayleben is entitled to receive (i) severance in an amount equal to his then-current annual base salary, payable in 12 monthly installments, and (ii) if he is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of 12 months following termination or the end of his COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us. In the event of a "sale event" (as defined in the employment agreement), all stock options and other stock-based awards with time-based vesting held by Mr. Mayleben will immediately accelerate and become exercisable or non-forfeitable as of the date of the sale event. In the event that his employment is terminated by the Company without cause or he resigns his employment for good reason, in either case within a 12 month period following a sale event, subject to his execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company, Mr. Mayleben is entitled to receive (i) an amount equal to one and a half times his then-annual base salary, plus his target bonus, payable in lump sum within 60 days after the date of termination, and (ii) if he is participating in our group health plan immediately prior to his termination, a cash payment equal to the amount that we would have made to provide health insurance to him had he remained employed with us for 18 months following termination. In addition, Mr. Mayleben has entered into an employee non-competition, non-solicitation, confidentiality and assignment agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of his employment and for one year thereafter.

  Mr. Bartram

        On May 14, 2015, we entered into an employment agreement with Mr. Bartram. Effective January 1, 2019, Mr. Bartram receives an annual base salary of $340,000. Pursuant to the terms of his employment agreement, Mr. Bartram is also eligible to receive an annual performance bonus, with a target amount equal to 35% of his annual base salary. Mr. Bartram is also eligible to participate in the Company's employee benefit plans, subject to the terms of such plans. Pursuant to his employment agreement, in the event that Mr. Bartram's employment is terminated by the Company without "cause" (as defined in the employment agreement), subject to his execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company, he is entitled to receive (i) an amount equal to nine months of his then-current annual base salary, payable in nine monthly installments, and (ii) if he is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of nine months following termination or the end of his COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us. In the event of a "sale event" (as defined in the employment agreement), all stock options and other stock-based awards with time-based vesting held by Mr. Bartram will immediately accelerate and become exercisable or non-forfeitable as of the date of the sale event. In the event that Mr. Bartram's employment is terminated by the Company without cause or he resigns his employment for "good reason" (as defined in the employment agreement), in either case within a 12 month period following a sale event, subject to his execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company, he is entitled to receive (i) an amount equal to his then-annual base salary, plus his target bonus, payable in lump sum within 60 days after the date of termination, and (ii) if he is participating in our group health plan immediately prior to his termination, a cash payment equal to the amount that we would have made to provide health insurance to him had he remained employed with us for 12 months following termination. In addition, Mr. Bartram has entered into an employee non-competition, non-solicitation, confidentiality and assignment agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of his employment and for one year thereafter.

  Mr. Glickman

        On March 14, 2018, we entered into an employment agreement with Mr. Glickman. Effective January 1, 2019, Mr. Glickman receives an annual base salary of $440,000. Pursuant to the terms of his employment agreement, Mr. Glickman is also eligible to receive an annual performance bonus, with a target amount equal to 40% of his annual base salary. Mr. Glickman is also eligible to participate in the Company's employee benefit plans, subject to the terms of such plans. Pursuant to his employment agreement, in the event that Mr. Glickman's employment is terminated by the Company without "cause" (as defined in the employment agreement), subject to his execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company, he is entitled to receive (i) an amount equal to nine months of his then-current annual base salary, payable in nine monthly installments, and (ii) if he is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of nine months following termination or the end of his COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us. In the event that Mr. Glickman's employment is terminated by the Company without cause or he resigns his employment for "good reason" (as defined in the employment agreement), in either case within a 12 month period following a sale event, subject to his execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company, he is entitled to receive (i) an amount equal to his then-annual base salary, plus his target bonus, payable in lump sum within 60 days after the date of termination, and (ii) if he is participating in our group health plan immediately prior to his termination, a cash payment equal to the amount that we would have made to provide health insurance to him had he remained employed with us for 12 months following termination. In addition, Mr. Glickman has entered into an employee non-competition, non-solicitation, confidentiality and assignment agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of his employment and for one year thereafter.

  Dr. Lalwani

        On May 14, 2015, we entered into an employment agreement with Dr. Lalwani. Dr. Lalwani currently receives an annual base salary of $430,000. Pursuant to the terms of his employment agreement, Dr. Lalwani is also eligible to receive an annual performance bonus, with a target amount equal to 35% of his annual base salary, effective January 1, 2019. Dr. Lalwani is also eligible to participate in the Company's employee benefit plans, subject to the terms of such plans. Pursuant to his employment agreement, in the event that Dr. Lalwani's employment is terminated by the Company without "cause" (as defined in the employment agreement), subject to his execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company, he is entitled to receive (i) an amount equal to nine months of his then-current annual base salary, payable in nine monthly installments, and (ii) if he is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of nine months following termination or the end of his COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us. In the event of a "sale event" (as defined in the employment agreement), all stock options and other stock-based awards with time-based vesting held by Dr. Lalwani will immediately accelerate and become exercisable or non-forfeitable as of the date of the sale event. In the event that Dr. Lalwani's employment is terminated by the Company without cause or he resigns his employment for "good reason" (as defined in the employment agreement), in either case within a 12 month period following a sale event, subject to his execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company, he is entitled to receive (i) an amount equal to his then-annual base salary, plus his target bonus, payable in lump sum within 60 days after the date of termination, and (ii) if he is participating in our group health plan immediately prior to his termination, a cash payment equal to the amount that we would have made to provide health insurance to him had he remained employed with us for 12 months following termination. In addition, Dr. Lalwani has entered into an employee non-competition, non-solicitation, confidentiality and assignment agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of his employment and for one year thereafter.

Estimated Payments and Benefits Upon Termination or Change in Control

        The amount of compensation and benefits payable to each of our named executive officers in various termination of employment and change in control situations, assuming that the triggering event occurred on December 31, 2018, has been estimated in the tables below. The closing price of the Company's common stock on the NASDAQ Global Market as of December 31, 2018, the last trading day of 2018, was $46.00 per share. The value of the unvested stock options was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of December 31, 2018, by the difference between the closing price of the Company's common stock as of December 31, 2018, and the exercise price for such unvested option shares.

Mr. Mayleben

        The following table sets forth the potential payments and benefits upon employment termination or a sale event for Tim M. Mayleben, the Company's President and Chief Executive Officer, as if the triggering event occurred on December 31, 2018.

Executive benefits and payment upon termination	Voluntary resignation not for good reason ($)	Voluntary resignation for good reason ($)	Termination by Company without cause ($)	Termination by Company for cause ($)	Upon a sale event ($)	Termination by Company without cause or voluntary resignation for good reason within 12 months following a sale event ($)
Compensation:
Base salary	—	600,000	600,000	—	—	900,000
Cash incentive bonus	—	—	—	—	—	360,000
Equity awards unvested and accelerated	—	—	—	—	4,940,854	—
Benefits and Perquisites:
Health care continuation	—	19,865	19,865	—	—	29,798
Total	—	619,865	619,865	—	4,940,854	1,289,798

Mr. Bartram

        The following table sets forth the potential payments and benefits upon employment termination or a sale event for Richard B. Bartram, the Company's Chief Financial Officer, as if the triggering event occurred on December 31, 2018.

Executive benefits and payment upon termination	Voluntary resignation not for good reason ($)	Voluntary resignation for good reason ($)	Termination by Company without cause ($)	Termination by Company for cause ($)	Upon a sale event ($)	Termination by Company without cause or voluntary resignation for good reason within 12 months following a sale event ($)
Compensation:
Base salary	—	—	247,500	—	—	330,000
Cash incentive bonus	—	—	—	—	—	115,500
Equity awards unvested and accelerated	—	—	—	—	837,008	—
Benefits and Perquisites:
Health care continuation	—	—	14,899	—	—	19,865
Total	—	—	262,399	—	837,008	465,365

Mr. Glickman

        The following table sets forth the potential payments and benefits upon employment termination or a sale event for Mark Glickman, the Company's Chief Commercial Officer, as if the triggering event occurred on December 31, 2018.

Executive benefits and payment upon termination	Voluntary resignation not for good reason ($)	Voluntary resignation for good reason ($)	Termination by Company without cause ($)	Termination by Company for cause ($)	Upon a sale event ($)	Termination by Company without cause or voluntary resignation for good reason within 12 months following a sale event ($)
Compensation:
Base salary	—	—	322,500	—	—	430,000
Cash incentive bonus	—	—	—	—	—	172,000
Equity awards unvested and accelerated	—	—	—	—	230,000	—
Benefits and Perquisites:
Health care continuation	—	—	14,899	—	—	19,865
Total	—	—	337,399	—	230,000	621,865

Dr. Lalwani

        The following table sets forth the potential payments and benefits upon employment termination or a sale event for Narendra D. Lalwani, the Company's Executive Vice President, Research and Development, as if the triggering event occurred on December 31, 2018.

Executive benefits and payment upon termination	Voluntary resignation not for good reason ($)	Voluntary resignation for good reason ($)	Termination by Company without cause ($)	Termination by Company for cause ($)	Upon a sale event ($)	Termination by Company without cause or voluntary resignation for good reason within 12 months following a sale event ($)
Compensation:
Base salary	—	—	322,500	—	—	430,000
Cash incentive bonus	—	—	—	—	—	172,000
Equity awards unvested and accelerated	—	—	—	—	1,284,824	—
Benefits and Perquisites:
Health care continuation	—	—	4,576	—	—	6,101
Total	—	—	327,076	—	1,284,824	608,101

CEO Pay Ratio

        Pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee's total annual compensation to the total annual compensation of our Chief Executive Officer.

        We believe that our compensation philosophy must be consistent and internally equitable to motivate our employees to create stockholder value. The purpose of this disclosure is to provide a measure of pay equity within the organization.

        As illustrated in the table below, our 2018 CEO to median employee pay ratio was 16:1.

Chief Executive Officer 2018 Annual Total Compensation	$9,724,839
Median Employee 2018 Annual Total Compensation	$601,814
Ratio of CEO to Median Employee Compensation	16:1

        We identified our median employee by using 2018 annual total compensation, our consistently applied compensation measure, for all individuals, excluding our CEO, who were employed by us on December 31, 2018 (annualized in the case of permanent full-time and part-time employees who joined the Company during 2018). After identifying the median employee, we calculated the annual total compensation for that employee using the same methodology used for our CEO's annual total compensation as disclosed in the Summary Compensation Table, including base salary, bonus, stock awards, option awards, non-equity plan compensation, and all other compensation.

        The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Director Compensation Policy

        We adopted a non-employee director compensation policy that became effective upon our initial public offering. Effective April 9, 2018, each of the non-employee members of our Board is entitled to the following equity compensation pursuant to this policy:

  •
  Upon initial election to our Board, each non-employee director receives an initial equity grant of an option to purchase 18,700 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant, that vests in equal monthly installments over three years, provided, however, that all vesting ceases if the director resigns from our Board or otherwise ceases to serve as a director, unless our Board determines that the circumstances warrant continuation of vesting.

  •
  Each continuing non-employee member of our Board receives an annual equity grant of an option to purchase 10,100 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant, that vests on the earlier of the one-year anniversary of the grant date and the company's next Annual Meeting of Stockholders, provided, however, that all vesting ceases if the director resigns from our Board or otherwise ceases to serve as a director, unless our Board determines that the circumstances warrant continuation of vesting. The number of options granted is pro-rated based on the number of calendar days served by such director during the applicable year.

        Prior to April 9, 2018, upon initial election to the Board, each non-employee director received an initial equity grant of an option to purchase 25,000 shares of our common stock and each continuing non-employee member of the Board received an annual equity grant of an option to purchase 14,000 shares of our common stock, each with the same vesting schedules as described above.

        Effective April 9, 2018, each of the non-employee members of our Board also annually receives a $40,000 cash retainer for general availability and participation in meetings and conference calls of our Board. Additionally, the audit committee chairperson annually receives a $20,000 cash retainer, each audit committee member (other than the chairperson) annually receives a $10,000 cash retainer, the compensation committee chairperson annually receives a $15,000 cash retainer, each compensation committee member (other than the chairperson) annually receives a $7,500 cash retainer, the nominating and corporate governance committee chairperson annually receives a $10,000 cash retainer and each nominating and corporate governance committee member (other than the chairperson) annually receives a $5,000 cash retainer. The lead independent director receives an additional annual cash retainer of $20,000. The amounts for such annual retainers are pro-rated based on the number of calendar days served by such director during the applicable year.

        Prior to April 9, 2018, each of our directors annually received a $35,000 cash retainer, the audit committee chairperson annually received a $15,000 cash retainer, each audit committee member (other than the chairperson) annually received a $7,500 cash retainer, the compensation committee chairperson annually received a $10,000 cash retainer, each compensation committee member (other than the chairperson) annually received a $5,000 cash retainer, the nominating and corporate governance committee chairperson annually received a $7,000 cash retainer and each nominating and corporate governance committee member (other than the chairperson) annually received a $3,500 cash retainer. The lead independent director received an additional annual cash retainer of $15,000.

        We reimburse each member of our Board who is not an employee for reasonable travel and other expenses in connection with attending meetings of our Board or committees thereof.

        The following table provides compensation information for the fiscal year ended December 31, 2018, for each member of our Board, other than those whose information is reflected in the Summary Compensation Table. Mr. Mayleben did not receive any compensation for his services as a director during the year ended December 31, 2018. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.

Director Name	Fees Earned or Paid in Cash ($)	Stock Option Awards ($)(1)		Total ($)
Jeffrey Berkowitz, J.D.	33,545	1,373,134	(2)	1,406,679
Scott Braunstein, M.D.	59,884	245,747		305,631
Dov A. Goldstein, M.D.(3)	45,302	245,747		291,049
Antonio M. Gotto, Jr., M.D., D.Phil.	45,096	245,747		290,843
Daniel Janney(4)	24,833	245,747		270,580
Mark E. McGovern, M.D.	41,606	245,747		287,353
Roger S. Newton, Ph.D., FAHA, FACN	28,639	245,747		274,386
Gilbert S. Omenn, M.D., Ph.D.(5)	28,341	—		28,341
Jay P. Shepard(6)	17,944	459,397	(2)	477,341
Nicole Vitullo(7)	65,915	245,747		311,662

(1)
Amounts represent the fair value of the options to purchase shares of our common stock as of the date of grant computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our financial statements in our Annual Report on Form 10-K filed with the SEC on February 28, 2019, for a discussion of our assumptions in determining the grant date fair values of these equity awards. These amounts do not correspond to the actual value that may be recognized by the non-employee members of our Board.

(2)
Stock option awards granted in 2018 include the initial equity grant upon initial election to the Board.

(3)
Amount shown does not include approximately $3,750 paid in cash to Aisling Capital II, L.P. during the year ended December 31, 2018, for Dr. Goldstein's services as a director during the year ended December 31, 2017.

(4)
Amount shown does not include approximately $21,250 paid in cash to Alta Partners IV, Inc. during the year ended December 31, 2018, for Mr. Janney's service as a director during the years end December 31, 2017 and December 31, 2018.

(5)
Dr. Omenn's term as a director concluded on May 23, 2018.

(6)
Jay P. Shepard was elected to the Board effective May 24, 2018.

(7)
Amount shown was paid to Domain Associates, LLC for Ms. Vitullo's services as a director.

        The following table provides the aggregate number of shares of our common stock underlying unexercised options to purchase shares of our common stock held by each non-employee member of our Board as of December 31, 2018:

Name	Number of Securities Underlying Unexercised Options
Jeffrey Berkowitz, J.D.	29,427
Scott Braunstein, M.D.	52,100
Dov A. Goldstein, M.D.	32,100
Antonio M. Gotto, Jr., M.D., D.Phil.	65,100
Daniel Janney	66,571
Mark E. McGovern, M.D.	65,100
Roger S. Newton, Ph.D., FAHA, FACN	238,241
Gilbert S. Omenn, M.D., Ph.D.	50,000	(1)
Jay P. Shepard	18,700
Nicole Vitullo	45,100

(1)
Dr. Omenn's term as a director concluded at the 2018 Annual Meeting. His stock options will expire on May 23, 2019.

Equity Compensation Plans

        The following table sets forth information as of December 31, 2018 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2008 Incentive Stock Option and Restricted Stock Plan (the "2008 Plan"), the 2013 Plan and the 2017 Inducement Equity Plan (the "2017 Plan").

Plan Category	Number of securities to be issued upon exercise of outstanding options and vesting of restricted stock units (#)	Weighted-average exercise price of outstanding options and restricted stock units ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	4,619,823	34.20	18,753	(3)
Equity compensation plans not approved by security holders(2)	721,375	56.57	24,875	(3)
Total	5,341,198	37.22	43,628

(1)
Consists of the 2008 Plan and the 2013 Plan.

(2)
Consists of the 2017 Plan.

(3)
As of April 1, 2019, there were zero shares available for grant under the 2008 Plan, 651,904 shares available for grant under the 2013 Plan and 2,375 shares available for grant under the 2017 Plan. Our 2013 Plan provides that on January 1st of each year beginning on January 1, 2016, the number of shares reserved under such plan will be increased by the lesser of (i) 2.5% of the aggregate number of shares of common stock outstanding on the immediately preceding December 31st and (ii) such number of shares as determined by the compensation committee.

Exchange Act Rule 10b5-1 Sales Plans

        Our policy governing transactions in our securities by the non-employee members of our Board of Directors, officers and employees permits our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.

Compensation Committee Interlocks and Insider Participation

        During 2018, Ms. Vitullo, Mr. Berkowitz, Mr. Shepard and Drs. Braunstein and Goldstein served as members of our compensation committee. No member of the compensation committee was an employee or officer of Esperion during 2018, a former officer of Esperion, or had any other relationship with us requiring disclosure herein.

        During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) a director of another entity, one of whose executive officers served on our compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

RELATED PARTY TRANSACTIONS

        Other than compensation arrangements, we describe below transactions and series of similar transactions since January 1, 2018, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

        Compensation arrangements for our directors and named executive officers are described elsewhere in this proxy statement.

Real Endpoints

        In September 2018, Jeffrey Berkowitz, our director, became the chief executive officer of Real Endpoints, a third-party consultant that we engaged to provide us with market research and related data. In connection with Real Endpoints' services, we paid $351,000 ($296,000 prior to the start date of Mr. Berkowitz and $55,000 thereafter) to Real Endpoints in 2018. There are no remaining work orders or service orders to be performed by Real Endpoints.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer.

Procedures for Approval of Related Party Transactions

        Our audit committee reviews and approves transactions with directors, officers and holders of 5% or more of our capital stock and their affiliates, each of whom we refer to as a related party. We have adopted a written related party transaction approval policy that governs the review of related party transactions. Pursuant to this policy, our audit committee shall review the material facts of all related party transactions. The audit committee shall take into account, among other factors that it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third party under the same or similar circumstances and the extent of the related party's interest in the related party transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party's relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

 TRANSACTION OF OTHER BUSINESS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

        Requirements for Stockholder Proposals to be Brought Before the Annual Meeting.    Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an Annual Meeting of stockholders, a stockholder must give written notice to our Secretary at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, not later than the close of business on February 29, 2020 (90 days prior to the first anniversary of the date of the preceding year's Annual Meeting), nor earlier than the close of business on January 30, 2020 (120 days prior to the first anniversary of the date of the preceding year's Annual Meeting). However, the bylaws also provide that in the event the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person's written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

        The advance notice requirements for the Annual Meeting are as follows: a stockholder's notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business on the later of the 90th day prior to the scheduled date of the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made or sent by us.

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials.    In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2020 Annual Meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 20, 2019. Such proposals must be delivered to our Secretary, c/o Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 28, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ESPERION THERAPEUTICS, INC. 3891 RANCHERO DRIVE, SUITE 150 ANN ARBOR, MI 48108 During The Meeting - Go to www.virtualshareholdermeeting.com/ESPR2019 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 28, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E69235-P22663 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ESPERION THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Class III Directors Nominees: 1a. Scott Braunstein, M.D. For Withhold ! ! ! ! 1b. Jay P. Shepard For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! ! ! ! 2. To approve the advisory resolution on the compensation of our named executive officers 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 29, 2019: The Notice and Proxy Statement and our Annual Report are available at www.proxyvote.com. E69236-P22663 ESPERION THERAPEUTICS, INC. Annual Meeting of Stockholders May 29, 2019 8:00 AM Eastern Time This proxy is solicited on behalf of the Board of Directors of Esperion Therapeutics, Inc. The undersigned hereby appoints Tim M. Mayleben and Richard B. Bartram as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all the shares of common stock of Esperion Therapeutics, Inc. (the "Company") standing in the name of the undersigned on April 1, 2019, with all powers which the undersigned would possess if present at the 2019 Annual Meeting of Stockholders of the Company to be held on May 29, 2019 or at any adjournment or postponement thereof. Receipt of the Notice of the 2019 Annual Meeting of Stockholders and Proxy Statement and the 2018 Annual Report is hereby acknowledged. In order for your vote to be submitted by this proxy, you must (i) properly complete the telephone or Internet voting instructions no later than 11:59 P. M. Eastern Time on May 28, 2019 or (ii) properly complete and return this proxy card so your vote is received prior to the vote at the 2019 Annual Meeting of Stockholders of the Company. Submitting your proxy by mail, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the 2019 Annual Meeting of Stockholders of the Company. This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, the proxy will be voted (i) "FOR" the election of each of the nominees for director; (ii) "FOR" the approval of the advisory resolution on the compensation of the Company's named executive officers; (iii) "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019; (iv) in the discretion of the proxies upon such other matters as may properly come before the 2019 Annual Meeting. Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 29, 2019. ESPERION THERAPEUTICS, INC. XXXX XXXX XXXX XXXX (located on the following page). You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. ESPERION THERAPEUTICS, INC. 3891 RANCHERO DRIVE, SUITE 150 ANN ARBOR, MI 48108 proxy materials and voting instructions. E69244-P22663 See the reverse side of this notice to obtain Meeting Information Meeting Type: Annual Meeting For holders as of: April 1, 2019 Date: May 29, 2019 Time: 8:00 AM Eastern Time Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/ESPR2019 The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/ESPR2019 and be sure to have the information that is printed in the box marked by the arrow

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E69245-P22663 Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow During The Meeting: Go to www.virtualshareholdermeeting.com/ESPR2019. Have the information that is printed in the box marked by Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 15, 2019 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Class III Directors Nominees: 1a. Scott Braunstein, M.D. 1b. Jay P. Shepard The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To approve the advisory resolution on the compensation of our named executive officers 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. E69246-P22663 Voting Items

E69247-P22663